                                                                     EXHIBIT 2.1


                     AGREEMENT AND PLAN OF REORGANIZATION

                           DATED AS OF JULY 15, 2001

                                BY AND BETWEEN

                    NATIONAL COMMERCE FINANCIAL CORPORATION

                                      AND

                            SOUTHBANC SHARES, INC.

                     AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated as of this 15th day of July, 2001, by and between NATIONAL COMMERCE FINANCIAL CORPORATION ("NCF"), a Tennessee corporation which is registered as a bank holding company under the Bank Holding Company Act of 1956 and whose principal office is located at One Commerce Square, Memphis, Tennessee 38150, and SOUTHBANC SHARES, INC. ("SBS"), a Delaware corporation which is registered as a savings and loan holding company and whose principal office is located at 907 North Main Street, Anderson, South Carolina. NCF and SBS are sometimes hereinafter called the "Parties."

     Certain other capitalized terms used in this Agreement and in the related Plan of Merger are defined below.

                                R E C I T A L S

     A. SBS is the beneficial owner and holder of record of one hundred percent (100%) of the issued and outstanding shares of capital stock of SouthBank. SouthBank is the beneficial owner of record of one hundred percent (100%) of the issued and outstanding shares of capital stock of United Service Corporation of Anderson, Inc. and Mortgage First Service Corporation. United Service Corporation of Anderson, Inc. is the beneficial owner and holder of record of one hundred percent (100%) of the issued and outstanding shares of capital stock of United Investments Services, Inc. SouthBank, United Service Corporation of Anderson, Inc., Mortgage First Service Corporation and United Investments Services, Inc. are hereinafter referred to collectively as the "SBS Subsidiaries".

     B. The Board of Directors of SBS deems it advisable and in the best interests of SBS and its stockholders for SBS to merge with and into NCF (the "Merger"), with NCF surviving the merger, on the terms and subject to the conditions set forth in this Agreement and in the manner provided in the Plan of Merger annexed hereto as Exhibit 1 (the "Plan of Merger") and has directed that this Agreement be submitted to the stockholders of SBS with the recommendation that this Agreement be adopted by the SBS stockholders.

     C. The Board of Directors of NCF deems the Merger to be advisable and in the best interests of NCF and its shareholders.

     D. The Parties intend that the Merger qualify as a reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     E. The respective Boards of Directors of NCF and SBS have each adopted resolutions approving this Agreement and the Plan of Merger.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE 1
                              CERTAIN DEFINITIONS

     Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     "Acquisition Proposal" has the meaning set forth in Section 7.7.
                                                         -----------

     "Adjustable Conversion Shares" has the meaning set forth in Section 3.2(d).
                                                                 --------------

     "Affiliate" of a Party means any Person, partnership, corporation, association, limited liability company, business trust, or other legal entity directly or indirectly controlling, controlled by or under common Control, with that Party.

     "Agency" shall mean FHA, VA, FNMA, FHLMC, or any other federal agency or corporation the funding of which is provided or guaranteed by the United States and which is in the business of insuring, guaranteeing or purchasing mortgage loans or a comparable state agency, as applicable.

     "Agreement" shall mean this Agreement, the Plan of Merger and the Exhibits delivered pursuant hereto and incorporated herein by reference.

     "Allowances" shall mean the allowances for loan, lease and other credit losses, including losses in connection with ORE, of any Person.

     "Articles" has the meaning set forth in Section 1.3.
                                             -----------

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     "Balance Sheet Date" shall mean March 31, 2001.

     "BHC Act" shall mean the Bank Holding Company Act of 1956, as amended.

     "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a federal or state holiday generally recognized or observed by banks in the State of Tennessee or Delaware.

     "Buydown" shall mean with respect to a VA Loan, the waiver by SBS of a portion of the indebtedness of a Mortgage Loan, including, without limitation, a reduction of the principal, a credit to escrow or unapplied funds accounts or the forgiveness of accrued interest, which causes the VA to pay off the remaining amount of indebtedness owed and acquire the Collateral.

     "Cash Consideration" has the meaning set forth in Section 2.1(b).
                                                       --------------

     "Cash Election" has the meaning set forth in Section 3.2(b).
                                                  --------------

     "Cash Election Shares" has the meaning set forth in Section 3.2(b).
                                                         --------------

     "Certificates" has the meaning set forth in Section 3.2(a).
                                                 ---------------

     "Closing" has the meaning set forth in Section 1.2.
                                            -----------

     "Closing Date" shall mean the date on which the Closing occurs.

     "Code" has the meaning set forth in Recital D.

     "Collateral" shall mean the property securing a Mortgage Loan.

     "Competing Transaction" shall mean any transaction that is the subject of an Acquisition Proposal.

     "Conforming Loan" shall mean a Mortgage Loan which is, or is eligible to be, a FHA Loan or a VA Loan, or which is a loan eligible to be sold to FNMA or FHLMC or any other Agency.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or affirmation by any Person pursuant to any Contract, Law, Order or Permit.

     "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

     "Control" shall have the meaning assigned to such term in Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended.

     "Converted Stock Consideration" has the meaning set forth in Section 2.4.
                                                                  ------------

     "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence or any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of or renegotiate, or to accelerate, increase or impose any Liability under, any Contract, Order or Permit.

     "Deposits" shall mean all deposits (including, but not limited to, certificates of deposit, savings accounts, NOW accounts and checking accounts) of SouthBank.

     "DGCL" shall mean the Delaware General Corporation Law.

     "Dissenters' Shares" has the meaning set forth in Section 2.5.
                                                       -----------

     "Effective Date" shall mean that date on which the Effective Time of the Merger shall have occurred.

     "Effective Time" has the meaning set forth in Section 1.3.
                                                   -----------

     "Election Deadline" has the meaning set forth in Section 3.2(c).
                                                      --------------

     "Election Form" has the meaning set forth in Section 3.2(a).
                                                  --------------

     "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and any state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 USC (S)9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 USC (S)6901, et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Agent" has the meaning set forth in Section 3.1.
                                                   -----------

     "Exchange Fund" has the meaning set forth in Section 3.1.
                                                  -----------

     "Exchange Ratio" has the meaning set forth in Section 2.1(b), subject to
                                                   --------------
such adjustments as may be provided in this Agreement and the Plan of Merger.

     "Excluded Shares" means, with respect to SBS or NCF, shares of capital stock held, directly or indirectly, in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are beneficially owned by third parties, or shares of capital stock held on account of a debt previously contracted.

     "Exhibits" 1 through 5, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto or thereto.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System and shall include the Federal Reserve Bank of St. Louis when acting under delegated authority.

     "FHA" shall mean the Federal Housing Administration or any successor thereto.

     "FHA Loans" shall mean Mortgage Loans which are insured by FHA.

     "FHLMC" shall mean the Federal Home Loan Mortgage Corporation or any successor thereto.

     "FNMA" shall mean the Federal National Mortgage Association or any successor thereto.

     "Foreclosure" shall mean the process by which title to Collateral is acquired in a foreclosure sale or pursuant to any other comparable procedure allowed under applicable law.

     "GAAP" shall mean generally accepted accounting principles as in effect from time to time, consistently applied.

     "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

     "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title III of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "HUD" shall mean United States Department of Housing and Urban Development or any successor thereto.

     "Indemnified Party" has the meaning set forth in Section 7.15(a).
                                                      ---------------

     "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions and other intellectual property rights.

     "Insurer" shall mean a Person who insures or guarantees all or any portion of the repayment of principal, interest and costs or the risk of loss upon borrower default on any Mortgage Loan, including, without limitation, the FHA, the VA and any private mortgage insurer, and providers of life, hazard, flood, disability, title or other insurance with respect to any Mortgage Loan or other Collateral.

     "Investor" shall mean any Person (including any Agency) who (i) owns Previously Disposed Loans, or (ii) is a party (other than SBS) to an Investor Commitment.

     "Investor Commitment" shall mean the commitment of a Person to purchase a Mortgage Loan owned or originated by SBS.

     "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are actually (as opposed to constructively) known by the Chairman, Chief Executive Officer, President, Chief Financial Officer, Chief Credit Officer or General Counsel of such Person, or such other officer of such Person, regardless of title, charged with or responsible for the oversight of a particular area, department or function to which the subject matter relates.

     "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

     "Letter of Transmittal" has the meaning set forth in Section 3.3(a).
                                                          --------------

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Licenses" has the meaning set forth in Section 4.25.
                                             ------------

     "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business.

     "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability, but shall not include regular, periodic routine examinations of depository institutions and their Affiliates by Regulatory Authorities.

     "Mailing Date" has the meaning set forth in Section 3.2(a).
                                                 --------------

     "Material Adverse Effect" on a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement; provided, however, that "Material Adverse Effect" shall not be deemed to include the impact of (a) the direct effects of compliance with this Agreement on the operating performance of the Parties, including expenses incurred by the Parties in consummating the transactions contemplated hereby or relating to any litigation arising as a result of the Merger, (b) any change in general economic conditions, including changes in interest rates, affecting insured depository institutions and their holding companies generally, or (c) changes in laws or accounting requirements affecting insured depository institutions and their holding companies generally.

     "Merger" shall mean the merger of SBS with and into NCF, as described in
Section 1.1 of this Agreement.
-----------

     "Merger Consideration" shall mean the cash and shares of NCF Common Stock deliverable to the SBS Record Holders pursuant to Section 2.1(b) of this
                                                  --------------
Agreement.

     "Mixed Election" has the meaning set forth in Section 3.2(b).
                                                   --------------

     "Mortgage Loan" shall mean any loan or other extension of credit, whether or not such loan or extension of credit is included in a securitized portfolio, that is evidenced by a promissory note or other evidence of indebtedness and that is secured by a mortgage or deed of trust on real property.

     "Nasdaq" shall mean the Nasdaq Stock Market's National Market, or its successor, upon which shares of NCF Common Stock and SBS Common Stock are listed for trading.

     "NCF" has the meaning set forth in the first paragraph hereof.

     "NCF Capital Stock" shall mean, collectively, the NCF Common Stock, the NCF Preferred Stock and any other class or series of capital stock of NCF.

     "NCF Common Stock" shall mean the $2.00 par value common stock of NCF.

     "NCF Companies" shall mean, collectively, NCF and all NCF Subsidiaries.

     "NCF Disclosure Letter" shall mean a letter signed by an Executive Vice President and the Chief Financial Officer of NCF delivered prior to the date of this Agreement to SBS describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

     "NCF Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of NCF as of March 31, 2001, and as of December 31, 1998, and December 31, 1999, and December 31, 2000, and the related statements of earnings, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the three (3) months ended March 31, 2001, and for each of the years ended December 31, 1998, 1999, and 2000, as filed by NCF in SEC Documents, (ii) the consolidated balance sheet of NCF (including related notes and schedules, if any) and related statements of earnings, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 2001.

     "NCF Preferred Stock" shall mean the no par value preferred stock of NCF authorized but none of which is currently outstanding.

     "NCF SEC Reports" has the meaning set forth in Section 5.4(a).
                                                    ---------------

     "NCF Subsidiaries" shall mean the Subsidiaries of NCF.

     "Non-Election" has the meaning set forth in Section 3.2(b).
                                                 --------------

     "Non-Election Shares" has the meaning set forth in Section 3.2(b).
                                                        --------------

     "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Operating Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

     "ORE" shall mean real estate and other property acquired through foreclosure, deed in lieu of foreclosure, or similar procedures.

     "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "Party" has the meaning set forth in the first paragraph hereof.

     "Pension Plan" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

     "Permit" shall mean any federal, state, local and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Pipeline Loans" shall mean those pending loans to be secured by a first priority mortgage lien on a one-to-four family residence with respect to which SBS has taken an application or has agreed in writing with an originator to purchase, including those loans which are pending with a correspondent or wholesale originator as of the related date of determination and which meet SBS's acquisition criteria for such loans, but which have not yet closed or been purchased from the correspondent or wholesale originator on such date of determination.

     "Plan of Merger" shall mean the plan of merger providing for the Merger, in substantially the form of Exhibit 1.

     "Portfolio Loans" shall mean Mortgage Loans which are not Pipeline Loans or Warehouse Loans and are held by SBS for investment and not for sale.

     "Previously Disposed Loan" shall mean any Mortgage Loan which is not a Warehouse Loan, a Pipeline Loan or a Portfolio Loan.

     "Proxy Statement" shall mean the proxy statement to be used by SBS to solicit proxies with a view to securing the approval of the SBS stockholders of this Agreement and the Plan of Merger.

     "Records" means all available records, minutes of meetings of the Board of Directors, committees and stockholders of a Party; original instruments and other documentation, pertaining to a Party or any of its Subsidiaries or assets (including plans and specifications relating to any realty), Liabilities, Deposits, Contracts, capital stock, and loans; and all other business and financial records which are necessary or customary for use in the conduct of such Person or any of such Person's Subsidiary businesses on or after the Effective Time as it was conducted prior to the Effective Time.

     "Recourse Loan" has the meaning set forth in Section 4.28.
                                                  ------------

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by NCF under the 1933 Act with respect to the shares of NCF Common Stock to be issued to the stockholders of SBS in connection with the transactions contemplated by this Agreement.

     "Regulations" shall mean (i) Federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale or filing of claims with respect to any Mortgage Loan, (ii) the responsibilities and obligations set forth in any agreement between SBS and an Investor or private mortgage insurer (including, without limitation, Investor Commitments and selling and servicing guides), and (iii) the laws, rules, regulations, guidelines, handbooks and other published requirements of an Investor, Agency, private mortgage insurer, public housing program or Investor program, with respect to the origination, insuring, purchase, holding, or sale with respect to any Mortgage Loan.

     "Regulatory Authorities" shall include, without limitation, collectively, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, the FDIC, all Agencies, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, Nasdaq, the National Association of Securities Dealers and the SEC, or any respective successor thereto.

     "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

     "Repurchase" shall mean the purchase of a Mortgage Loan out of an Investor's portfolio by SBS at the direction of the Investor based upon a breach by SBS prior to the Closing Date of a representation, warranty or undertaking contained in the related agreement with such Investor.

     "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for shares of the capital stock of a Person, or which derive their value in whole or in part from shares of the capital stock of a Person, including stock appreciation rights and phantom stock, or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

     "SBS" has the meaning set forth in the first paragraph hereof.

     "SBS Affiliates" has the meaning set forth in Section 7.12.
                                                   ------------

     "SBS Benefit Plans" has the meaning set forth in Section 4.15(a).
                                                      ---------------

     "SBS Capital Stock" shall mean, collectively, the SBS Common Stock and any other class or series of capital stock of SBS.

     "SBS Common Stock" shall mean the common stock of SBS, $0.01 par value per share.

     "SBS Company(ies)" shall mean SBS and all of its Subsidiaries, whether direct or indirect.

     "SBS Contracts" has the meaning set forth in Section 4.16.
                                                  ------------

     "SBS Disclosure Letter" shall mean a letter signed by the Chief Executive Officer and Chief Financial Officer of SBS delivered prior to the date of this Agreement to NCF describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

     "SBS Employee Plans" shall mean all pension plans, profit sharing plans, deferred compensation plans, stock option plans, cafeteria plans, and other benefit plans or arrangements offered or funded by SBS or any SBS Subsidiary, to or for the benefit of the officers, directors, employees, independent contractors or consultants of SBS or any SBS Subsidiary.

     "SBS Entities" has the meaning set forth in Section 7.15(a).
                                                 ---------------

     "SBS ERISA Plan" has the meaning set forth in Section 4.15(a).
                                                   ---------------

     "SBS ESOP" shall mean the Perpetual Bank, A Federal Savings Bank Employee Stock Ownership Plan.

     "SBS GAAP  Financial  Statements" has the meaning set forth in Section
                                                                    -------
4.5(a).
------

     "SBS Option" has the meaning set forth in Section 2.2.
                                               -----------

     "SBS Option Plans" means those plans pursuant to which SBS Options have been awarded.

     "SBS Record Holder" means each holder of record of any of the issued and outstanding shares of SBS Common Stock (other than holders of Dissenters' Shares and shares to be canceled as provided in Section 2.1(c)) as of a record date
                                         --------------
which shall be the same record date for eligibility to vote on the Merger.

     "SBS Regulatory Financial Statements" has the meaning set forth in Section
                                                                        -------
4.5(b).
------

     "SBS SEC Reports" has the meaning set forth in Section 4.5(a).
                                                    --------------

     "SEC" shall mean the United States Securities and Exchange Commission, or any successor thereto.

     "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, as well as any similar state securities laws and any similar rules and regulations promulgated by the applicable federal or state bank Regulatory Authorities.

     "Shortfall Number" has the meaning set forth in Section 3.2(e).
                                                     --------------

     "SouthBank" shall mean SouthBank, a federally chartered savings association whose principal office is located at 907 North Main Street, Anderson, South Carolina.

     "Stock Consideration" has the meaning set forth in Section 2.1(b).
                                                        --------------

     "Stock Conversion Number" has the meaning set forth in Section 3.2(d).
                                                            --------------

     "Stock Election" has the meaning set forth in Section 3.2(b).
                                                   --------------

     "Stock Election Number" has the meaning set forth in Section 3.2(b).
                                                          --------------

     "Stock Election Shares" has the meaning set forth in Section 3.2(b).
                                                          --------------

     "Stockholders' Meeting" shall mean the Special Meeting of the stockholders of SBS to be held pursuant to Section 7.1 of this Agreement, including any
                              -----------
adjournment or adjournments thereof.

     "Subsidiaries" shall mean all of those Persons of which the entity in question owns or controls 50% or more of the outstanding voting equity securities or equity interest, either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities or equity interest is owned directly or indirectly by its parent; provided, however, that there shall not be included any Person acquired through foreclosure or in satisfaction of a debt previously contracted in good faith, any such entity that owns or operates an automatic teller machine interchange network, or any such Person the equity securities or equity interest of which are owned or controlled in a fiduciary capacity or through a small business development corporation.

     "Surviving Corporation" has the meaning set forth in Section 1.1.
                                                          -----------

     "Takeover Laws" has the meaning set forth in Section 4.21.
                                                  ------------

     "Tax" or "Taxes" shall mean any federal, state, county, local or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, assessments, charges, fares or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

     "TBCA" shall mean the Tennessee Business Corporation Act, as amended.

     "Topping Fee" has the meaning set forth in Section 9.2.
                                                -----------

     "VA" shall mean the Department of Veteran's Affairs or any successors thereto.

     "VA Loans" shall mean the Mortgage Loans guaranteed by the VA.

     "Warehouse Loans" shall mean the Mortgage Loans owned by SBS and held for sale.

     Any singular term in this Agreement shall be deemed to include the plural and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

                              TERMS OF THE MERGER

          1.1  Merger.  Subject to the terms and conditions of this Agreement
               ------
and in the manner provided in the Plan of Merger, at the Effective Time SBS shall be merged with and into NCF in accordance with the provisions of Section 252 of the DGCL and Section 48-21-101, et seq. of the TBCA and with the effect provided in Section 259 of the DGCL and Section 48-21-108 of the TBCA. NCF shall be the surviving corporation in the Merger (the "Surviving Corporation) and shall continue its corporate existence under the laws of the State of Tennessee. The separate corporate existence of SBS shall terminate upon consummation of the Merger.

          1.2  Time and Place of Closing.  The closing of the transactions
               -------------------------
contemplated by this Agreement (the "Closing") will take place at 9:00 a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 a.m.) or at such other time as the Parties may mutually agree; provided, however, that such date shall be within thirty
(30) days following the satisfaction of the conditions to Closing set forth in
Article 8 of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing). The Closing shall be held at the offices of Bass, Berry & Sims PLC, 100 Peabody Place, Suite 900, Memphis, Shelby County, Tennessee 38103, or at such other place as the Parties may mutually agree.

          1.3  Effective Time.  The Merger and other transactions contemplated
               --------------
by this Agreement shall become effective on the date and at the time the Articles of Merger and Certificate of Merger, respectively (collectively, the "Articles"), shall have been filed with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Delaware, respectively (the "Effective Time"), or at such later time as may be designated in the Articles.

          1.4  Charter.  Subject to the terms and conditions of this Agreement,
               -------
at the Effective Time the Amended and Restated Charter of NCF in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation until thereafter amended.

          1.5  Bylaws.  Subject to the terms and conditions of this Agreement,
               ------
at the Effective Time the Bylaws of NCF in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended or repealed.

          1.6  Directors and Officers.  From and after the Effective Time the
               ----------------------
directors and officers of NCF in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected or appointed, shall serve as the directors and officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified.

          1.7  Tax Consequences.  It is intended that the Merger shall
               ----------------
constitute a "reorganization" within the meaning of Section 368(a) of the Code and that this Agreement and the Plan of Merger shall constitute a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code.

          1.8  NCF's Right to Revise the Structure of the Transaction.  NCF
               ------------------------------------------------------
shall have the unilateral right to revise the structure of the Merger in order to achieve the tax consequences described in Section 1.7 above or for any other reason which NCF may deem
             -----------
advisable; provided, however, that NCF shall not have the right, without the approval of the Board of Directors of SBS, to make any revision to the structure of the Merger which (i) changes the amount, form or nature of the Consideration which the SBS Record Holders are to receive as determined in the manner provided in Article 2 of this Agreement; (ii) would adversely affect the status of the
   ---------
Merger as a "reorganization" as described in Section 1.7 above; (iii) adversely
                                             -----------
impacts the rights or benefits of the officers, directors or employees of SBS; or (iv) would materially impede or delay the consummation of the transactions contemplated by this Agreement. NCF may exercise this right of revision by giving written notice to SBS in the manner provided in Section 10.9 of this
                                                       ------------
Agreement, which notice shall be in the form of an amendment to this Agreement and the Plan of Merger or in the form of an Amended and Restated Agreement and Amended and Restated Plan of Merger.


                                   ARTICLE 2
            MANNER OF CONVERTING SHARES AND OPTIONS; EXCHANGE RATIO

          2.1  Conversion; Cancellation and Exchange of Shares; Exchange Ratio.
               ---------------------------------------------------------------
At the Effective Time, by virtue of the Merger and without any action on the part of NCF, SBS, or the holders of any of the following securities:

               (a)  NCF Capital Stock. Except as provided in subsection (c)
                    -----------------
below, each share of NCF Capital Stock, including any attached rights to purchase NCF capital stock, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time and shall not be affected by the Merger.

               (b)  SBS Common Stock. Except as provided in subsection (c)
                    ----------------
below, each share of SBS Common Stock issued and outstanding at the Effective Time, shall cease to represent any interest (equity, stockholder or otherwise) in SBS and shall automatically be converted exclusively into the right to receive, at the election of the holder thereof, either: (A) $28.00 in cash, without interest; (B) 1.1142 shares (the "Exchange Ratio") of NCF Common Stock; or (C) fifty percent (50%) of the cash amount set forth in clause (A) above and a number of shares of NCF Common Stock equal to fifty percent (50%) of the Exchange Ratio; provided, however, that a holder of SBS Common Stock may, pursuant to Section 3.2 make no election, in which case such shares of SBS
            -----------
Common Stock held by such holder shall be converted exclusively into the right to receive the consideration set forth in Section 3.2(e) below with respect to
                                          --------------
Non-Election Shares (as defined in Section 3.2). The amount of cash into which
                                   ------------
shares of SBS Common Stock shall be converted pursuant to this Agreement is sometimes hereinafter referred to as "Cash Consideration," and the number of shares of NCF Common Stock into which shares of SBS Common Stock shall be converted pursuant to this Agreement is sometimes hereinafter referred to as "Stock Consideration." The Cash Consideration and Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration." No share of SBS Common Stock, other than Dissenters' Shares (hereinafter defined), shall be deemed to be outstanding or have any rights other than those set forth in this Section 2.1(b) after the Effective Time. No fractional shares of NCF
        --------------
Common Stock shall be issued in the Merger and, if after aggregating all of the whole and fractional shares of NCF Common Stock to which a holder of SBS Common Stock shall be entitled based upon the Exchange Ratio and after the elections made pursuant to Section 3.2, there should be a fractional
                                     -----------
share of NCF Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to Article 3 of this Agreement, which cash
                                  ---------
settlement shall be based upon the NCF Market Price Per Share of one (1) full share of NCF Common Stock.

                     (i)   Effect of Stock Splits, Reverse Stock Splits, Stock
                           ---------------------------------------------------
          Dividends and Similar Changes in the Capital of SBS.  Should SBS
          ---------------------------------------------------
          effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Agreement but prior to the Effective Time, the Merger Consideration shall be adjusted in such a manner as the Board of Directors of NCF shall deem in good faith to be fair and reasonable in order to give effect to such changes. Notwithstanding the foregoing, nothing in this subparagraph (i) shall be deemed to be a waiver of the inaccuracy of any representation or warranty or breach of any covenant by SBS set forth herein.

               (c)   Shares Held by SBS or NCF. At the Effective Time, all
                     -------------------------
shares of SBS Capital Stock, other than Excluded Shares, that are owned by any SBS Company or by any NCF Company shall be cancelled and retired and no Merger Consideration shall be issued in exchange therefor. At the Effective Time, all shares of NCF Capital Stock that are owned by any SBS Company, other than Excluded Shares, shall be cancelled and become authorized but unissued NCF Capital Stock.

          2.2  Conversion of Stock Options.  At the Effective Time, each right
               ---------------------------
to acquire SBS Common Stock pursuant to any stock option (an "SBS Option") granted by SBS under the SBS Option Plans which is outstanding and unexercised at the Effective Time, whether or not exercisable, shall cease to represent a right to acquire SBS Common Stock and shall be converted automatically into an option to acquire NCF Common Stock as described in the next succeeding sentence, and NCF shall assume each SBS Option, in accordance with the terms of the SBS Option Plans and stock option agreement by which it is evidenced. From and after the Effective Time, (i) each SBS Option assumed by NCF may be exercised solely for shares of NCF Common Stock, (ii) the number of shares of NCF Common Stock subject to such SBS Option shall be equal to the number of shares of SBS Common Stock subject to such SBS Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such SBS Option shall be adjusted by dividing the per share exercise price under each such SBS Option by the Exchange Ratio and rounding down to the nearest cent. SBS agrees to take all necessary steps to effectuate the foregoing provisions of this Section 2.2. Notwithstanding the foregoing, each
                             -----------
stock option which is an "incentive stock option" under the SBS Option Plan shall be adjusted as required by Section 424 of the Code and the regulations promulgated thereunder so as to continue as an incentive stock option under
Section 424 of the Code and so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. NCF shall take all corporate action necessary to reserve for future issuance a sufficient additional number of shares of NCF Common Stock to provide for the satisfaction of its obligations with respect to the assumed options. As soon as reasonably practicable following the Effective Time, NCF shall file a registration statement on Form S-8 (or any other appropriate form) and make any state filings or obtain any state exemptions with respect to NCF Common Stock issuable upon the exercise of the assumed option.

          2.3  ESOP.  The parties acknowledge that the SBS ESOP will not be
               ----
continued by NCF and that, as a result, in accordance with the terms of such Plan, such Plan will terminate as a result of the Merger. Following the Effective Time, the SBS ESOP committee shall be authorized to take such action as may be necessary to give effect to Section 17.3 of the ESOP and to provide the distribution of benefits in accordance with the terms of the ESOP and applicable law.

          2.4  NCF Capital Change.  In the event NCF shall change the number of
               ------------------
shares of NCF Common Stock issued and outstanding prior to the Effective Time by means of any stock split, stock dividend, or recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be adjusted appropriately to take into account such change. If the NCF Common Stock shall be converted into any other security of NCF or any other corporation or entity or into any other right to receive cash or any such security (the "Converted Stock Consideration"), whether by charter amendment or by reason of any reorganization, merger, consolidation or otherwise, and the effective date thereof shall be prior to the Effective Time, then the rights to receive the Stock Consideration shall, at the Effective Time, become a right to receive the Converted Stock Consideration and the Exchange Ratio will be appropriately adjusted to effect such change.

          2.5  Dissenters' Rights. Notwithstanding any other provision of this
               ------------------
Agreement to the contrary, shares of SBS Common Stock in respect of which holders shall have perfected appraisal rights pursuant to Section 262 of the DGCL (collectively, the "Dissenters' Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of the DGCL, except that all Dissenters' Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares under the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 3.1 of the certificate or certificates of SBS
                          -----------
Common Stock that, immediately prior to the Effective Time, evidenced such shares. SBS shall give NCF (i) prompt notice of each written demand for appraisal of any share of SBS Common Stock, each attempted withdrawal of any such demand and any other instruments served pursuant to the DGCL and received by SBS relating to stockholders' rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the DGCL consistent with the obligations of SBS thereunder. SBS shall not, except with the prior written consent of NCF, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for appraisal or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL.

                                   ARTICLE 3
                              EXCHANGE OF SHARES

          3.1  NCF to Make Shares Available.  At or prior to the Effective
               ----------------------------
Time, NCF shall deposit, or shall cause to be deposited, with The Bank of New York, or another bank or trust company reasonably acceptable to the Parties (the "Exchange Agent"), for the benefit of each holder of SBS Common Stock for exchange in accordance with this Article 3, (i) certificates representing the
                                 ---------
aggregate number of whole shares of NCF Common Stock to be issued as Stock Consideration, and (ii) an aggregate amount of cash to be delivered to holders of SBS Common Stock as Cash Consideration and in lieu of any fractional shares (such cash and certificates for shares of NCF Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), to be issued pursuant to Article 2 and paid pursuant to
                                                  ---------
Section 3.2 in exchange for outstanding shares of SBS Common Stock.
-----------

          3.2  Election and Proration Procedures.
               ---------------------------------

               (a) An election form (an "Election Form") and other appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing SBS Common Stock ("Certificates") shall pass, only upon proper delivery of such Certificates to the Exchange Agent in such form as SBS and NCF shall mutually agree shall be mailed on the Mailing Date (as defined below) to each SBS Record Holder. The "Mailing Date" shall be the date on which proxy materials relating to the Merger are mailed to holders of shares of SBS Common Stock.

               (b) Each Election Form shall entitle the holder of shares of SBS Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Cash Consideration for all of such holder's shares (a "Cash Election"), (ii) elect to receive the Stock Consideration for all of such holder's shares (a "Stock Election"), (iii) elect to receive Merger Consideration in accordance with clause (C) of the first sentence of Section 2.1(b) (a "Mixed Election"), or (iv) make no election or to
            --------------
indicate that such holder has no preference as to the receipt of the Cash Consideration or the Stock Consideration (a "Non-Election"). SBS Record Holders who hold shares of SBS Common Stock as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of SBS Common Stock held by that Representative for a particular beneficial owner. Shares of SBS Common Stock in respect of which a Cash Election shall have been made are referred to herein as "Cash Election Shares." Shares of SBS Common Stock in respect of which a Stock Election shall have been made are referred to herein as "Stock Election Shares." Shares of SBS Common Stock in respect of which no election shall have been made are referred to as "Non-Election Shares." The aggregate number of shares of SBS Common Stock with respect to which a Stock Election shall have been made is referred to herein as the "Stock Election Number." Shares of SBS Common Stock with respect to which a Mixed Election shall have been made shall not be deemed either Stock Election Shares or Cash Election Shares, but shall in all events be converted into the right to receive the Merger Consideration as specified in subsection
(e) of this Section 3.2.
            -----------

               (c) To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m. New York City time on the 20th calendar day following the Mailing Date (or such other time and date as SBS and NCF may mutually agree) (the "Election Deadline"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and, if required by NCF pursuant to Section 3.4, indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of SBS Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any SBS stockholder may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any SBS stockholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. All elections shall be revoked automatically if the Exchange Agent is notified in writing by NCF and SBS that this Agreement has been terminated. If an SBS stockholder either (i) does not submit a properly completed Election Form by the Election Deadline, or (ii) revokes its Election Form prior to the Election Deadline, the shares of SBS Common Stock held by such stockholder shall be designated Non-Election Shares. NCF shall cause the Certificates representing SBS Common Stock described in clause (ii) above to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

               (d) Notwithstanding any other provision contained in this Agreement, 50% (the "Stock Conversion Number") of the total number of shares of SBS Common Stock outstanding at the Effective Time to be converted into Merger Consideration pursuant to Section 2.1 excluding such shares as may be subject to
                          -----------
an effective Mixed Election (the "Adjustable Conversion Shares"), shall be converted into the Stock Consideration and the remaining Adjustable Conversion Shares shall be converted into the Cash Consideration (in each case, excluding
(i) shares of SBS Common Stock to be canceled as provided in Section 2.1(c) and
                                                             --------------
(ii) Dissenters' Shares); provided, however, that for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code and, notwithstanding anything to the contrary contained herein, in order that the Merger will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, as reasonably determined by counsel to NCF, NCF shall increase the number of Adjustable Conversion Shares that will be converted into the Stock Consideration and reduce the number of Adjustable Conversion Shares that will be converted into the right to receive the Cash Consideration.

          (e) Within five business days after the later to occur of the Election Deadline or the Effective Time, NCF shall cause the Exchange Agent to effect the allocation among holders of SBS Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows: (i) In any event, all shares of SBS Common Stock with respect to which a Mixed Election shall have been made shall be converted into fifty percent (50%) of the amount of cash set forth in clause
(A) of the first sentence of Section 2.1(b) and fifty percent (50%) of the Exchange Ratio; (ii) If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration; and (iii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

          (A) if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non- Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

          (B) if the Shortfall Number exceeds the number of Non- Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds
     (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

For purposes of this Section 3.2(e), if NCF is obligated to increase the number
                     --------------
of Adjustable Conversion Shares to be converted into shares of NCF Common Stock as a result of the application of the last clause of Section 3.2(d) above, then
                                                     --------------
the higher number shall be the Stock Conversion Number in the calculations set forth in this Section 3.2(e).
              --------------

          3.3   Exchange Procedures.
                -------------------

                (a) Appropriate transmittal materials ("Letter of Transmittal") in a form satisfactory to NCF and SBS shall be mailed as soon as practicable, but in no event later than five business days, after the Effective Time to each holder of record of SBS Common Stock as of the Effective Time who did not previously submit a completed Election Form. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of SBS Common Stock to be converted thereby.

               (b) At and after the Effective Time, each Certificate (except as specifically set forth in Article 2) shall represent only the right to receive
                          ---------
the Merger Consideration.

               (c) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as NCF may reasonably determine and (iii) include instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Certificates shall be entitled to receive in exchange therefore (m) a certificate representing that number of whole shares of NCF Common Stock that such holder has the right to receive pursuant to Sections 2.1 and 3.2, if any, and (n) a check in the amount
                    ------------     ---
equal to the cash that such holder has the right to receive pursuant to Section
                                                                        -------
2.1 and 3.2, if any, (including any cash in lieu of fractional shares, if any,
---     ---
that such holder has the right to receive pursuant to Section 2.1) and any
                                                      -----------
dividends or other distributions to which such holder is entitled pursuant to this Section 3.3. Certificates so surrendered shall forthwith be canceled. As
     -----------
soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute certificates representing NCF Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of NCF Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. If there is a transfer of ownership of any shares of SBS Common Stock not registered in the transfer records of SBS, the Merger Consideration shall be issued to the transferee thereof if the Certificates representing such SBS Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of NCF and the Exchange Agent, (x) to evidence and effect such transfer and (y) to evidence that any applicable stock transfer taxes have been paid.

               (e) No dividends or other distributions declared or made after the Effective Time with respect to NCF Common Stock shall be remitted to any person entitled to receive shares of NCF Common Stock hereunder until such person surrenders his or her Certificates in accordance with this Article 3.
                                                                  ---------
Upon the surrender of such person's Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of NCF Common Stock represented by such person's Certificates.

               (f) The stock transfer books of SBS shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of SBS of any shares of SBS Common Stock. If, after the Effective Time, Certificates are presented to SBS, they shall be canceled and exchanged for the Merger

Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 3.
                                                 ---------

               (g) Any portion of the aggregate amount of cash to be paid pursuant to Sections 2.1 and 3.2, any dividends or other distributions to be
            ------------     ---
paid pursuant to this Section 3.3 or any proceeds from any investments thereof
                      -----------
that remains unclaimed by the stockholders of SBS for six months after the Effective Time shall be repaid by the Exchange Agent to NCF upon the written request of NCF. After such request is made, any stockholder of NCF who has not theretofore complied with this Section 3.3 shall look only to NCF for the Merger
                               -----------
Consideration deliverable in respect of each share of SBS Common Stock such stockholder holds, as determined pursuant to Section 2.1 of this Agreement,
                                             -----------
without any interest thereon. If outstanding Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of NCF (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of SBS Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (h) NCF and the Exchange Agent shall be entitled to rely upon SBS's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, SouthBanc and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          3.4  Lost Certificates.  In the event any Certificate shall have been
               -----------------
lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by NCF, the posting by such person of a bond in such amount as NCF may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of NCF Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF SBS

     Except as disclosed in the SBS Disclosure Letter, SBS hereby represents and warrants to NCF as follows:

          4.1  Organization, Standing and Power.  SBS is a corporation duly
               --------------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business in all material respects as now conducted and to own, lease and operate its material Assets. SBS is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS.

          4.2  Authority; No Breach of Agreement.
               ---------------------------------

               (a) SBS has the corporate power and authority necessary to execute, deliver and, upon obtaining all necessary approvals from its stockholders and appropriate Regulatory Authorities, to perform its obligations under this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Plan of Merger and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of SBS, subject to the approval of this Agreement and the Plan of Merger by the requisite vote of holders of the outstanding shares of SBS Common Stock. Subject to the receipt of such requisite stockholder approval, this Agreement represents a legal, valid and binding obligation of SBS, enforceable against SBS in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought).

               (b) Neither the execution and delivery of this Agreement or the Plan of Merger by SBS, nor the consummation by SBS of the transactions contemplated hereby or thereby, nor compliance by SBS with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of SBS's Certificate of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent (other than stockholder approval) pursuant to, or result in the creation of any Lien on any material Asset of any SBS Company under, any Contract or Permit of any SBS Company except as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS, or (iii) subject to receipt of the requisite Consents referred to in Section 7.3 of this Agreement, violate any Law or Order applicable to any SBS
   -----------
Company or any of their respective material Assets except as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS.

               (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate Laws, the rules of the Nasdaq and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any SBS Employee Plans or under the HSR Act, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by SBS of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

               (d) No SBS Company is a party to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction, or any law which would prevent the execution and delivery of this Agreement and the Plan of Merger by SBS, or the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against any SBS Company in which the validity of this Agreement, the transactions contemplated hereby or any action which has been taken by any of such Parties in connection herewith or in connection with the transaction contemplated hereby is at issue.

          4.3  Capital Stock.
               -------------

               (a) The authorized capital stock of SBS consists of 7,500,000 shares of SBS Common Stock, par value $.01 per share, of which 4,245,017 shares are issued and outstanding as of the date of this Agreement and 250,000 shares of SBS preferred stock, par value $.01 per share, of which no shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of SBS are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of SBS have been issued in violation of any preemptive rights of the current or past stockholders of SBS.

               (b)  Except as set forth in Section 4.3(a) of this Agreement or
                                           --------------
pursuant to the SBS Option Plans, there are no shares of capital stock or other equity securities of SBS outstanding and no outstanding Rights relating to the capital stock of SBS.

          4.4  SBS Subsidiaries.  SBS has disclosed in Section 4.4 of the SBS
               ----------------                        -----------
Disclosure Letter all of the SBS Subsidiaries (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS, and the number of shares owned and percentage ownership interest represented by such share ownership). SBS or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each SBS Subsidiary. No capital stock (or other equity interest) of any SBS Subsidiary is or may become required to be issued (other than to another SBS Company) by reason of any Rights, and there are no Contracts by which any SBS Subsidiary is bound to issue (other than to another SBS Company) additional shares of its capital stock (or other equity interests) or Rights or by which any SBS Company is or may be bound to transfer any shares of the capital stock (or other equity interest) of any SBS Subsidiary (other than to another SBS Company). There are no Contracts relating to the rights of any SBS Company to vote or to dispose of any shares of the capital stock (or other equity interests) of any SBS Subsidiary. All of the shares of capital stock (or other equity interests) of each SBS Subsidiary held by a SBS Company are fully paid and nonassessable under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the SBS Company free and clear of any Lien. Each SBS Subsidiary is either a bank or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business in all material respects as now conducted. Each SBS Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS. The only SBS Subsidiary that is a depository institution is SouthBank. SouthBank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the Deposits in which are insured by the Savings Association Insurance Fund, to the extent provided by law. The minute book and other organizational documents and Records for each SBS Subsidiary that have been made available to NCF for its review are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and stockholders thereof.

          4.5  SBS Financial Statements.  SBS has delivered or made available to
               ------------------------
NCF (or will deliver when available, with respect to periods ended after the date of this Agreement but prior to the Effective Time) true, correct and complete copies of:

               (a) Annual reports on Form 10-K, including any amendments thereto, for the years ended September 30, 1998, 1999 and 2000, and the quarterly reports on Form 10-Q for the quarters ended December 31, 2000 and March 31, 2001, all as filed with the SEC (the "SBS SEC Reports"). All financial statements contained in the SBS SEC Reports (the "SBS GAAP Financial Statements") were prepared in accordance with GAAP and fairly present in all material respects the financial condition, results of operations, changes in stockholders' equity and cash flows of SBS as of the dates of such financial statements and for the periods then ended (subject, in the case of quarterly reports, to normal recurring year-end adjustments, which were not and were not expected to be material). The carrying value of interests in limited partnerships shown on the SBS GAAP Financial Statements is not materially different from the fair market value of those interests as of the date of the SBS GAAP Financial Statements.

               (b) All Thrift Financial Reports , including any amendments thereto, filed with any Regulatory Authorities by SouthBank, for the years ended December 31, 1998, 1999, and 2000, and thereafter, together with any correspondence with any Regulatory Authorities concerning any of the aforesaid financial statements and Reports are referred to herein as the "SBS Regulatory Financial Statements". Such SBS Regulatory Financial Statements (i) were (or will be) prepared from the Records of SouthBank (ii) were (or will be) prepared in accordance with regulatory accounting principles consistently applied except where otherwise noted; (iii) present (or, when prepared, will present) in all material respects SouthBank's consolidated financial condition and the results of its operations, at the relevant dates thereof and for the periods covered thereby; and (iv) contain or reflect (or, when prepared, will contain and reflect) all adjustments and accruals necessary for the accurate presentation (in all material respects) of SouthBank's consolidated financial condition and the results of operations for the periods covered by such financial statements (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

          4.6  Absence of Undisclosed Liabilities.  No SBS Company has any
               ----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS, except Liabilities which are accrued or reserved against in the SBS GAAP Financial Statements as of March 31, 2001, or reflected in the notes or schedules, if any, thereto and (ii) Liabilities incurred in the ordinary course of business since March 31, 2001.
No SBS Company has incurred or paid any Liability since the Balance Sheet Date, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS or in connection with the transactions contemplated by this Agreement.

          4.7  Absence of Certain Changes or Events. Since January 1, 2001,
               ------------------------------------
except as disclosed in the SBS GAAP Financial Statements delivered prior to the date of this Agreement or contemplated by pending federal legislation applicable to financial institutions generally, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS, and (ii) the SBS Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of SBS provided in Article 6 of this Agreement or would
                                            ---------
have a Material Adverse Effect on SBS.

          4.8  Tax Matters.
               -----------

               (a) All tax returns required to be filed by or on behalf of any of the SBS Companies have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before September 30, 2000, and will be filed, or requests for an extension of time for filing will be filed, on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all tax returns filed are complete and accurate in all material respects. All Taxes shown on filed tax returns have been paid. There is no audit, examination, deficiency proceeding, or litigation with respect to any Taxes, except as reflected in the SBS GAAP Financial. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the SBS Companies.

               (b) None of the SBS Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

               (c) Adequate provision for any Taxes due or to become due for any of the SBS Companies for the period or periods through and including the date of the respective SBS GAAP Financial Statements has been made and is reflected on such SBS GAAP Financial Statements.

               (d) Each of the SBS Companies is in compliance with, and its Records contain information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code, except for such instances of non-compliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS.

               (e)  There has not been an ownership change, as defined in the
Section 382(g) of the Code, of any of the SBS Companies that occurred during or after any taxable period in which the SBS Companies incurred a net operating loss that carries over to any taxable period ending after December 31, 2000.

               (f) None of the SBS Companies is a party to any tax allocation or sharing agreement and none of the SBS Companies has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was SBS) or has any Liability for taxes of any Person (other than SBS and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by contract or otherwise.

          4.9  Allowance for Possible Loan Losses.  The allowance for possible
               ----------------------------------
loan or credit losses, including any allowances or reserves for losses on ORE and other collateral taken in satisfaction, or partial satisfaction, of a debt previously contracted (the "Allowance") shown on the consolidated balance sheets of SBS included in the most recent SBS Regulatory Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of SBS included in the SBS Regulatory Financial Statements as of dates subsequent to the execution of this Agreement and as of the Closing Date will be, as of the dates thereof, in the reasonable opinion of management of SBS adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known and reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables and ORE reserves) of the SBS Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the SBS Companies as of the dates thereof, except where the failure of such Allowance to be adequate is not reasonably likely to have a Material Adverse Effect on SBS. Except as described in Section 4.9 of the SBS
                                                        -----------
Disclosure Letter (by loan type, loan number, classification and outstanding balance), no SBS Company has any Loan or other extension of credit which has been (or should have been in management's reasonable opinion) classified as "Other Assets Especially Mentioned," "Substandard," "Doubtful" or "Loss," or similar classifications, that were not classified in any SBS Company's most recent report of examination. Section 4.9 of the SBS Disclosure Letter also
                               -----------
lists all Loans or extensions of credit which are included on any SBS Company's "watch list." The net book value of any SBS Company's assets acquired through foreclosure in satisfaction of problem loans ("ORE") is carried on the balance sheet of the SBS Financial Statements at fair value at the time of acquisition less estimated selling costs which approximate the net realizable value of the ORE in accordance with the American Institute of Certified Public Accountants' Statement of Position 92-3.

          4.10 Assets.  Except as reflected in the SBS GAAP Financial, the SBS
               ------
Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets except to the extent that is not reasonably likely to have a Material Adverse Effect on SBS. All tangible Assets used in the businesses of the SBS Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with SBS's past practices except to the extent that is not reasonably likely to have a Material Adverse Effect on SBS. All Assets which are material to SBS's business on a consolidated basis, held under leases or subleases by any of the SBS Companies, are held under valid Contracts enforceable in all material respects in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The SBS Companies currently maintain insurance in amounts, scope, and coverage that management believes to be adequate in all material respects. None of the SBS Companies has received notice from any insurance carrier that (i) such insurance would be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under any such policies of insurance and no notices have been given by any SBS Company under such policies.

          4.11 Intellectual Property.  All of the Intellectual Property rights
               ---------------------
of the SBS Companies are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto except to the extent that is not reasonably likely to have a Material Adverse Effect on SBS, and there have not been, and there currently are not, any defaults thereunder by any SBS Company except to the extent that is not reasonably likely to have a Material Adverse Effect on SBS. A SBS Company owns or is the valid licensee of all such Intellectual Property rights free and clear of all liens or claims of infringement except to the extent that is not reasonably likely to have a Material Adverse Effect on SBS. Except to the extent that is not reasonably likely to have a Material Adverse Effect on SBS, none of the SBS Companies or their respective predecessors, has misused the Intellectual Property rights of others and none of the Intellectual Property rights as used in the business conducted by any such SBS Company infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement. No SBS Company is obligated to pay any royalties to any Person with respect to any such Intellectual Property. Each SBS Company owns or has the valid right to use all of the Intellectual Property rights material to SBS which it is presently using, or in connection with performance of any material Contract to which it is a party. No officer, director, or employee of any SBS Company is party to any Contract which requires such officer, director or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, customer information, or other business information of a third party, or which restricts or prohibits such officer, director or employee from engaging in activities competitive with any person, including any SBS Company.

          4.12 Environmental Matters.
               ---------------------

               (a) To the Knowledge of SBS, each SBS Company, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS.

               (b) To the Knowledge of SBS, there is no litigation pending or, threatened before any court, governmental agency or authority or other forum in which any SBS Company or any of its Operating Properties or Participation Facilities (or SBS in respect of such Operating Property or Participation Facility) has been or, with respect to threatened litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any environmental law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any SBS Company or any of its Operating Properties or Participation Facilities, except for such litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS.

               (c) To the Knowledge of SBS, during the period of (i) any SBS Company's ownership or operation of any of their respective current properties,
(ii) any SBS Company's participation in the management of any Participation Facility, or (iii) any SBS Company's holding of a security interest in an Operating Property, there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS. To the Knowledge of SBS, prior to the period of (i) any SBS Company's ownership or operation of any of their respective current properties, (ii) any SBS Company's participation in the management of any Participation Facility, or (iii) any SBS Company's holding of a security interest in an Operating Property, there were no releases of Hazardous Material in, on, under, or affecting such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS.

          4.13 Compliance with Laws.  SBS is registered as a savings and loan
               --------------------
holding company under the Home Owners' Loan Act. Each SBS Company has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS, and there has occurred no Default under any such Permit other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS. None of the SBS
Companies:

               (a) Is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS; and

               (b) Has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any SBS Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS, (ii) threatening to revoke any Permits the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS, or
(iii) requiring any SBS Company to enter into or consent to the issuance of a cease and desist order, formal agreement, formal directive, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

          4.14 Labor Relations.  No SBS Company is the subject of any Litigation
               ---------------
asserting that it or any other SBS Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other SBS Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any SBS Company, pending or threatened, or to the Knowledge of SBS, is there any activity involving any SBS Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity, in any case which might, individually or in the aggregate, have a Material Adverse Effect on SBS.

          4.15 Employee Benefit Plans.
               ----------------------

               (a)  SBS has disclosed in Section 4.15(a) of the SBS Disclosure
                                         ---------------
Letter, and has delivered or made available to NCF prior to the date of this Agreement copies in each case of, all pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, all other written employee programs, arrangement or agreements, all medical, vision, dental or other health plans, all life insurance plans and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any SBS Company or ERISA Affiliate (defined below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively the "SBS Benefit Plans"). Any of the SBS Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "SBS ERISA Plan." Each SBS ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Code) is referred to herein as an "SBS Pension Plan." No SBS Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

               (b) All SBS Benefit Plans are in compliance with the applicable terms of ERISA, the Code and any other applicable laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS. Each SBS ERISA Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and SBS is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No SBS Company has engaged in a transaction with respect to any SBS Benefit Plan that, assuming the taxable period of such plan expired as of the date hereof, would subject any SBS Company to a tax imposed by either
Section 4975 of the Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS.

               (c) No SBS Company has any liability for retiree health and life benefits under any of the SBS Benefit Plans to former employees and there are no restrictions on the rights of such SBS Company to amend or terminate any such retiree health or benefit plan without incurring liability thereunder which is reasonably likely to have a Material Adverse Effect on SBS.

               (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any SBS Company from any SBS Company under any SBS Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any SBS Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

               (e) The present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement or employment agreement) of employees and former employees of any SBS Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of IRC Section 412 of the Code or Section 302 of ERISA, have been fully reflected on the SBS GAAP Financial Statements to the extent required by and in accordance with GAAP.

          4.16 Material Contracts. None of the SBS Companies, nor any of their
               ------------------
respective assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under (i) any employment, severance, termination, consulting or retirement contract providing for aggregate payments to any Person in any calendar year in excess of $10,000 or total aggregate payments of $50,000 to all Persons receiving benefits (ii) any contract relating to the borrowing of money by any SBS Company or the guarantee by any SBS Company of any such obligation (other than contracts evidencing deposit liabilities, purchases of federal funds, fully secured repurchase agreements and Federal Home Loan Bank advances of depository institution subsidiaries, trade payables, and contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any contracts which prohibit or restrict any SBS Company from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other person, (iv) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract (not disclosed in the SBS GAAP Financial Statements delivered prior to the date of this Agreement) which is a financial derivative contract (including various combinations thereof), and (v) any other material contract or amendment thereto that would be required to be filed as an exhibit to a SBS SEC Report (whether or not SBS is subject to the filing requirements of the SEC) filed (or which would have been filed if SBS were subject to the SEC reporting requirements) by SBS with the SEC prior to the date of this Agreement (together with all contracts referred to in Sections 4.10 and 4.15(a) of this Agreement (the "SBS
               -------------     -------
Contracts")). With respect to each SBS Contract: (i) no SBS Company is in Default thereunder, and (ii) no other party to any such contract is, to the Knowledge of SBS, in Default in any respect or has repudiated or waived any material provision thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS. All of the indebtedness of any SBS Company for money borrowed is prepayable at any time by such SBS Company without penalty or premium.

          4.17 Legal Proceedings.  There is no Litigation pending, or, to the
               -----------------
Knowledge of SBS, threatened against any SBS Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS; nor are there any orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any SBS Company that are reasonably likely to have, individually or in the aggregate, a material Adverse Effect on SBS.
Section 4.17 of the SBS Disclosure Letter includes a report of all material
------------
litigation as of the date of this Agreement to which any SBS Company is a party and which names a SBS Company as a defendant or cross-defendant.

          4.18 Reports.  Since January 1, 1999, each SBS Company has timely
               -------
filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, if applicable, including Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements,
(ii) all other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBS).
As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          4.19 Statements True and Correct. None of the information to be
               ---------------------------
supplied by SBS for inclusion in the Registration Statement to be filed by NCF with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information to be supplied by SBS for inclusion in the Proxy Statement to be mailed to SBS's stockholders in connection with the Stockholders' Meeting, and any other documents to be filed by a SBS Company with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of SBS, contain any untrue statement of material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, contain any untrue statement of material fact, or omit to state any material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. All documents that any SBS Company is responsible for filing with any regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

          4.20 Tax and Regulatory Matters.  No SBS Company or any Affiliate
               --------------------------
thereof has taken any action or has any knowledge of any fact or circumstance relating to SBS that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in

Section 8.1(b) of this Agreement or result in the imposition of a condition or
--------------
restriction of the type referred to in the last sentence of such section.

          4.21 State Takeover Laws.  Except for provisions in the Certificate of
               -------------------
Incorporation of SBS and the similar governing documents of its Subsidiaries, no SBS Company has taken any action designed or intended to require the transactions contemplated by this Agreement and the Plan of Merger to comply with any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover laws (collectively "Takeover Laws").

          4.22 Certificate of Incorporation Provisions.  Each SBS Company has
               ---------------------------------------
taken all action so that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated by this Agreement and the Plan of Merger do not and will not result in the grant of any rights to any Person under the Certificate of Incorporation, Bylaws or other governing instruments of any SBS Company (other than their rights under this Agreement and the Plan of Merger and voting, dissenters' appraisal or other similar rights) or restrict or impair the ability of NCF or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any SBS Company that may be directly or indirectly acquired or controlled by it.

          4.23 Charter Documents.  SBS has previously provided, or made
               -----------------
available to, NCF true and correct copies of the Certificate of Incorporation and Bylaws of SBS and the Certificate of Incorporation and Bylaws of each SBS Company, as amended to date, and each are in full force and effect.

          4.24 Repurchase Agreements; Derivatives.
               ----------------------------------

               (a) With respect to all agreements currently outstanding pursuant to which SBS or the Subsidiary Banks have purchased securities subject to an agreement to resell, SBS or the Subsidiary Banks have a valid, perfected first lien or security interest in the securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. With respect to all agreements currently outstanding pursuant to which SBS or any of the Subsidiary Banks have sold securities subject to an agreement to repurchase, neither SBS nor the Subsidiary Banks have pledged collateral in excess of the amount required to secure the debt. Neither SBS nor any of the Subsidiary Banks have pledged collateral in excess of the amount required under any interest rate swap or other similar agreement currently outstanding.

               (b) Neither SBS nor any of the Subsidiary Banks is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on the SBS GAAP Financial Statements, which is a financial derivative contract (including various combinations thereof), except for options and forwards entered into in the ordinary course of business consistent with past practice and current policy.

          4.25 Mortgage Banking Licenses and Qualifications. SBS (i) is
               --------------------------------------------
qualified (A) by FHA as a mortgagee and servicer for FHA Loans, and (B) by the VA as a lender and servicer for VA Loans; and (ii) has all other material certifications, authorizations, licenses, permits and other approvals necessary to conduct its current mortgage banking business ("Licenses").

          4.26 Loan Portfolio.
               --------------

               (a) Each Warehouse Loan is a Conforming Loan or is subject to an Investor Commitment.

               (b) With respect to each Mortgage Loan that is a Warehouse Loan or a Portfolio Loan that has been funded:

                    (i) Such Mortgage Loan was originated and currently exists;

                    (ii) To the Knowledge of SBS, each note, agreement or other instrument evidencing such Mortgage Loan and any related security instrument (including, without limitation, any guaranty or similar instrument) constitutes a valid, legal and binding obligation of the obligor thereunder enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity; and all actions necessary to perfect any related security interest have been duly taken, including, without limitation, filings (and payment of all required filing taxes and fees) or taking of possession of Collateral;

                    (iii) No claims or defenses to the enforcement of such Mortgage Loan have been asserted except as reflected in the applicable Mortgage Loan file and SBS is not aware of any acts or omissions that would give rise to any claim or right of rescission, set off, counterclaim or defense by the borrower, obligor or any other person obligated to perform under any related Mortgage Loan documents;

                    (iv) There is no default, by any borrower, obligor or any other person obligated to perform under any related Mortgage Loan document with respect to such Mortgage Loan, nor are there any conditions that with notice or lapse of time or both, would constitute a default, breach, violation or event permitting acceleration under the terms of such Mortgage Loan, in either case except as reflected in the applicable Mortgage Loan file;

                    (v) All due diligence requirements required by Regulations have been met with respect to each Mortgage Loan (whether owned by SBS or sold by SBS to others) guaranteed or insured by the FHA or the VA, and any other such guarantor or insurer of such Mortgage Loan, in a manner that all such guarantees and insurance arrangements are in full force and effect;

                    (vi) Such Mortgage Loan was made substantially in accordance with SBS's standard indemnity and documentation guidelines as in effect at the time of its origination;

                    (vii) Except as reflected in the applicable Mortgage Loan file, a title insurance policy in an amount at least equal to the original principal amount of such Mortgage Loan is in effect and SBS is the sole owner of each such Mortgage Loan, except for participations as are documented in the related Mortgage Loan documents or other records;

                    (viii) Except as reflected in the applicable Mortgage Loan file, there are casualty insurance policies in force to insure the Collateral, with SBS as loss payee; and a real estate appraisal was made by a duly licensed appraiser to determine the Collateral value;

                    (ix) Except as reflected in the applicable Mortgage Loan file, flood insurance has been obtained and is in force as to such real estate located in a flood zone, notwithstanding any designation of such flood zone or zones after the date of origination of such Mortgage Loan; and

                    (x) To the Knowledge of SBS, all buildings on the mortgaged property are insured for not less than the total debt secured by such buildings and improvements thereto against any loss by fire, hazards of extended coverage, flood (at least to the extent required by the Flood Disaster Protection Act of 1973) and such other hazards as are customary in the area where the premises are situated; and the mortgagor is required by the terms of the related Mortgage Loan documentation to maintain all such insurance with a standard mortgagee's endorsement or similar protection for the mortgagee at mortgagor's cost and expense and, on the mortgagor's failure to do so, authorizing the holder to maintain such insurance at the mortgagor's cost and expense and to seek reimbursement therefor from the mortgagor.

          4.27 Title to Certain Mortgage Loans.  All Mortgage Loans held for
               --------------------------------
SBS's account (whether or not for future sale or delivery to an Investor) are owned by the SBS free and clear of any encumbrance. Such Mortgage Loans have been duly recorded or submitted for recordation in the appropriate filing office in the name of SBS as the mortgagee. SBS has not, with respect to any such Mortgage Loan, released any security therefor, except upon receipt of reasonable consideration for such release or of Investor approval, or accepted prepayment of any such Mortgage Loan which has not been promptly applied to such Mortgage Loan.

          4.28 No Recourse. SBS is not a party to (i) any agreement or
               ------------
arrangement with (or otherwise obligated to) any Person, including an Investor or Insurer, to repurchase from any such Person any Pipeline Loan, Warehouse Loan or Previously Disposed Loan or (ii) any agreement, arrangement or understanding to reimburse, indemnify or hold harmless any Person or otherwise assume any liability with respect to any Loss suffered or incurred as a result of any default under or the foreclosure or sale of any Mortgage Loan or Collateral except insofar as such recourse is based upon a breach by SBS of a customary representation, warranty or undertaking. For purposes of this Agreement, the term "Recourse Loan" means any Mortgage Loan or Collateral with respect to which SBS bears the risk of loss as described in the preceding sentence.

          4.29 Compliance.  SBS has continuously been and currently is in
               -----------
compliance in all material respects with all federal, state and other applicable laws, rules and regulations including Regulations, orders, writs, decrees, injunctions and other requirements of any court or governmental authorities applicable to it, its properties and assets and its conduct of business, the breach of which would require the Repurchase of a Mortgage Loan or result in SBS incurring a loss. SBS has not done or failed to do, and has not caused to be done or omitted to be done, any act, the effect of which would operate to invalidate or materially impair (i) any approvals of the FHA, VA, or HUD, (ii) any FHA insurance or commitment of the FHA to insure any Mortgage Loan, (iii) any VA guarantee or commitment of the VA to guarantee any Mortgage Loan, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure any Mortgage Loan, (v) any title insurance policy, (vi) any hazard insurance policy, (vii) any flood insurance policy, (viii) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by HUD, FHA, VA or other Insurer (ix) any Investor Commitment, or (x) any surety or guaranty agreement. No Agency, Investor or other Insurer has (i) claimed that SBS has violated or has not complied with the applicable underwriting standards with respect to the Mortgage Loans sold by SBS to an Investor or (ii) imposed restrictions on the activities (including commitment authority) of SBS.

          4.30 Investor Commitments. SBS has made available to NCF complete and
               ---------------------
correct copies of all Investor Commitments in effect on such date. Each Investor Commitment constitutes a valid and binding obligation of SBS and all of the other parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). Each Pipeline Loan or Warehouse Loan which is subject to an Investor Commitment is a Conforming Loan or is otherwise readily saleable in the secondary market.

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF NCF

     Except as disclosed in the NCF Disclosure Letter, NCF hereby represents and warrants to SBS that:

          5.1  Organization, Standing and Power.  NCF is a corporation duly
               --------------------------------
organized, validly existing, and in good standing under the laws of the State of Tennessee and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. NCF is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCF.

          5.2  Authority; No Breach by Agreement.
               ---------------------------------

               (a) NCF has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Plan of Merger and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of NCF. This Agreement represents a legal, valid and binding obligation of NCF, enforceable against NCF in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

               (b) Neither the execution and delivery of this Agreement or the Plan of Merger by NCF, nor the consummation by NCF of the transactions contemplated hereby or thereby, nor compliance by NCF with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of any NCF Company's Charter (or similar governing instrument) or Bylaws, or
(ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Assets of any NCF Company under, any Contract or Permit of any NCF Company, or (iii) subject to receipt of the requisite approvals referred to in Section 8.1(b) of this
                                                  --------------
Agreement, violate any Law or Order applicable to any NCF Company or any of their respective material Assets.

               (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate Laws, the rules of the Nasdaq and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans or under the HSR Act, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCF, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by NCF of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

               (d) No NCF Company is a party to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction, or any law which would prevent the execution and delivery of this Agreement and the Plan of Merger by NCF, or the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against any NCF Company in which the validity of this Agreement, the transactions contemplated hereby or any action which has been taken by any of such Parties in connection herewith or in connection with the transaction contemplated hereby is at issue.

          5.3  Capital Stock.  The currently authorized capital stock of NCF
               -------------
consists of (i) 400,000,000 shares of NCF Common Stock, of which 204,581,455 shares are issued and outstanding as of June 29, 2001, and (ii) 5,000,000 shares of NCF Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of NCF Capital Stock are, and all of the shares of NCF Common Stock to be issued in exchange for shares of SBS Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the TBCA and the NCF Charter. NCF has reserved for issuance a sufficient number of shares of NCF Common Stock for the purpose of issuing shares of NCF Common Stock in accordance with the provisions of Section
                                                                        -------
2.1(b) and 2.2 of this Agreement.
------     ---

          5.4  SEC Filings; Financial Statements.
               ---------------------------------

               (a) NCF has filed and made available to SBS all SEC documents required to be filed by NCF since December 31, 1999 (the "NCF SEC Reports"). The NCF SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such NCF SEC Reports or necessary in order to make the statements in such NCF SEC Reports, in light of the circumstances under which they were made, not misleading. Except for NCF Subsidiaries that are registered as brokers, dealers or investment advisors, no NCF Subsidiary is required to file any SEC Documents.

               (b) Each of the NCF Financial Statements (including, in each case, any related notes) contained in the NCF SEC Reports, including any NCF SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of NCF and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

               (c) Nothing has come to the attention of NCF which would require a material change to its most recently filed SEC Documents since the date of such filing.

          5.5  Absence of Undisclosed Liabilities.  No NCF Company has any
               ----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCF, except liabilities which are accrued or reserved against in the consolidated balance sheets of NCF as of March 31, 2001, included in the NCF Financial Statements or reflected in the notes thereto. No NCF Company has incurred or paid any Liability since the Balance Sheet Date, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCF or in connection with the transactions contemplated by this Agreement.

          5.6  Absence of Certain Changes or Events.  Since January 1, 2001,
               ------------------------------------
except as disclosed in the NCF Financial Statements delivered prior to the date of this Agreement or contemplated by pending federal legislation applicable to financial institutions generally, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCF, and (ii) the NCF Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of NCF provided in Article 6 of this Agreement or would have a Material Adverse Effect on NCF.

          5.7  Compliance with Laws.  NCF is duly registered as a bank holding
               --------------------
company under the BHC Act. Each NCF Company has in effect all Permits necessary for it to own, lease or operate its material assets and to carry on its business as now conducted, and there has occurred no default under any such permit. No NCF Company:

               (a) Is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business; and

               (b) Has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any NCF Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring any NCF Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum or understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

          5.8  Legal Proceedings.  There is no Litigation instituted or pending,
               -----------------
or, to the Knowledge of NCF, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any NCF Company, or against any Asset, interest or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCF; nor are there any orders of any Regulatory Authorities, other governmental authorities, or arbitrators against any NCF Company.

          5.9  Reports.  Since January 1, 1999, NCF has filed all reports and
               -------
statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCF). As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          5.10 Statements True and Correct. None of the information supplied or
               ---------------------------
to be supplied by any NCF Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by NCF with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any NCF Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to SBS stockholders in connection with the Stockholders' Meetings, and any other documents to be filed by any NCF Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of SBS, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, contain any untrue statement of material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any NCF Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

          5.11 Tax and Regulatory Matters.  No NCF Company or any Affiliate
               --------------------------
thereof has taken any action or has any knowledge of any fact or circumstance relating to NCF that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section
                                                                       -------
8.1(b) of this Agreement or result in the imposition of a condition or
------
restriction of the type referred to in the last sentence of such Section.

          5.12 Tax Matters.
               -----------

               (a) All tax returns required to be filed by or on behalf of any of the NCF Companies have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before December 31, 2000, and all tax returns filed are complete and accurate in all material respects. All Taxes shown on filed tax returns have been paid. There is no audit, examination, deficiency proceeding, or litigation with respect to any Taxes, except as reflected in the NCF Financial Statements or Section 5.12(a) of
                                                              ---------------
the NCF Disclosure Letter. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.
There are no Liens with respect to Taxes upon any of the Assets of the NCF Companies.

               (b) None of the NCF Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

               (c) Adequate provision for any Taxes due or to become due for any of the NCF Companies for the period or periods through and including the date of the respective NCF Financial Statements has been made and is reflected on such NCF Financial Statements.

               (d)  [RESERVED]

               (e) Each of the NCF Companies is in compliance with, and its Records contain information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the of the Code, except for such instances of non-compliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCF.

               (f)  There has not been an ownership change, as defined in the
Section 382(g) of the Code, of any of the NCF Companies that occurred during or after any taxable period in which the Companies incurred a net operating loss that carries over to any taxable period ending after December 31, 2000.

               (g)  Except as set forth in Section 5.12(g) of the NCF Disclosure
                                           ---------------
Letter, none of the NCF Companies is a party to any tax allocation or sharing agreement and none of the NCF Companies has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was NCF) or has any Liability for taxes of any Person (other than NCF and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by contract or otherwise.

          5.13 Environmental Matters.  Except as set forth in Section 5.13 of
               ---------------------                          ------------
the NCF Disclosure Letter:

               (a) Each NCF Company, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCF.

               (b) To the Knowledge of NCF, there is no litigation pending or threatened before any court, governmental agency or authority or other forum in which any NCF

Company or any of its Operating Properties or Participation Facilities (or NCF in respect of such Operating Property or Participation Facility) has been or, with respect to threatened litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any environmental law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any NCF Company or any of its Operating Properties or Participation Facilities, except for such litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCF.

               (c) To the Knowledge of NCF, during the period of (i) any NCF Company's ownership or operation of any of their respective current properties,
(ii) any NCF Company's participation in the management of any Participation Facility, or (iii) any NCF Company's holding of a security interest in an Operating Property, there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCF. To the Knowledge of NCF, prior to the period of (i) any NCF Company's ownership or operation of any of their respective current properties, (ii) any NCF Company's participation in the management of any Participation Facility, or (iii) any NCF Company's holding of a security interest in an Operating Property, there were no releases of Hazardous Material in, on, under, or affecting such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCF.

          5.14 Charter Documents.  NCF has previously provided, or made
               -----------------
available to, SBS true and correct copies of the Charter and Bylaws of NCF, as amended to date, and each are in full force and effect.

                                   ARTICLE 6
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

          6.1  Affirmative Covenants of SBS.  From the date of this Agreement
               ----------------------------
until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of NCF shall have been obtained, and except as otherwise expressly contemplated herein, SBS shall, and shall cause each of its
Subsidiaries: (i) to operate its business only in the usual, regular and ordinary course, (ii) to use its best efforts to preserve intact its business organization and assets and maintain its rights and franchises, (iii) to take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 8.1(b) of this Agreement or prevent the transactions
            --------------
contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (b) adversely affect in any material respect the ability of any Party to perform its covenants and agreements under this Agreement, and (iv) provide NCF with SBS financial statements (including, but not limited to, income statements and balance sheets) at the end of each month by the fifteenth (15th) day following the close of said month.

          6.2  Negative Covenants of SBS.  Except as specifically permitted by
               -------------------------
this Agreement or as set forth on SBS' Disclosure Letter, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, SBS covenants and agrees that it will not do or agree to commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, chief operating officer, chief financial officer or executive vice president-acquisitions of NCF, which consent shall not be arbitrarily or unreasonably withheld or delayed:

               (a) Amend the Certificate of Incorporation, Bylaws or other governing instruments of any SBS Company;

               (b) Incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a SBS Company to another SBS Company) in excess of an aggregate of $50,000 (for the SBS Companies on a consolidated basis) except in the ordinary course of the business of SBS Subsidiaries consistent with past practices (which shall include, for SBS Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, procurement of advances from the Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition on any Asset of any SBS Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, advances from the Federal Home Loan Bank, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the SBS Disclosure Letter);

               (c) Repurchase, redeem or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans or under the SBS Option Plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any SBS Company, or declare or pay any dividend (other than regular quarterly dividends paid consistent with past practice, and such other quarterly dividend as is required to prevent the SBS Record Holders from foregoing a dividend from both SBS and NCF during any calendar quarter) or make any other distribution in respect of SBS capital stock;

               (d) Except pursuant to this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of SBS Common Stock or any other capital stock of any SBS Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock or any stock equivalent type rights; provided, however, that notwithstanding the foregoing, SBS may issue additional shares of SBS Common Stock upon the exercise of SBS Options outstanding as of the date hereof;

               (e) Except under the SBS Option Plans, adjust, split, combine or reclassify any capital stock of any SBS Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of SBS Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any SBS Subsidiary (unless any such shares of stock are sold or otherwise transferred to another SBS Company) or any Asset having a book value in excess of $25,000, other than (i) transactions in the ordinary course of business for reasonable and adequate consideration and
(ii) sales or
dispositions of tangible Assets which are obsolete or no longer useful in the business of any SBS Company;

               (f) Except for purchases of U.S. Treasury securities, U.S. government agency securities, which in either case have maturities of three (3) years or less, or securities of the same nature as those held for investment by any SBS Company as of March 31, 2001, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any Person other than a wholly owned SBS Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement;

               (g) Grant any increase in compensation or benefits to the employees or officers of any SBS Company, except in accordance with past practice or as required by law; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of this Agreement; enter into or amend any severance agreements with officers of any SBS Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any SBS Company except in accordance with past practice; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits (other than the acceleration of vesting which occurs under a benefit plan under the terms of such plan upon a change of control of SBS or otherwise pursuant to the provisions of such benefit plan);

               (h) Except as otherwise provided for herein, enter into or amend any employment contract between any SBS Company and any Person (unless such amendment is required by law) that the SBS Company does not have the unconditional right to terminate without liability (other than liability for services already rendered) at any time on or after the Effective Time;

               (i) Except for the contemplated termination of the SBS ESOP in accordance with the terms of such plan and except for termination of the Perpetual Bank 401(k) Plan for the benefit of its employees, adopt any new employee benefit plan of any SBS Company or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any SBS Company other than any such change that is required by law or that, in the opinion of counsel is necessary or advisable to maintain the tax-qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by law, the terms of such plans or consistent with past practice;

               (j) Make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

               (k) Commence any litigation other than in the ordinary course of business or in accordance with past practice, settle any litigation involving any liability of any

SBS Company for money damages in excess of $50,000 or material restrictions upon the operations of any SBS Company; or

               (l) Except in the ordinary course of business, enter into, modify, amend or terminate any material contract (excluding any loan contract) or waive, release, compromise or assign any material rights or claims.

          6.3  Covenants of NCF.  From the date of this Agreement until the
               ----------------
earlier of the Effective Time or the termination of this Agreement, NCF covenants and agrees that it shall (i) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the NCF Common Stock and the business prospects of the NCF Companies, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 8.1(b) of
                                                            --------------
this Agreement or prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (b) adversely affect in any material respects the ability of any Party to perform its covenants and agreements under this Agreement, provided, that the foregoing shall not prevent any NCF Company from acquiring any other assets or businesses or from discontinuing or disposing of any of its assets or business if such action is, in the judgment of NCF, desirable in the conduct of the business of NCF and its Subsidiaries and would not, in the judgment of NCF, likely delay the Effective Time to a date subsequent to the date set forth in
Section 9.1(e) of this Agreement.
--------------

          6.4  Adverse Changes in Condition.  Each Party agrees to give written
               ----------------------------
notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party or (ii) would cause or constitute a material breach of any of its representations, warranties or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

          6.5  Reports.  Each Party and its Subsidiaries shall file all reports
               -------
required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with any Regulatory Authority pursuant to the Securities Laws, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP or regulatory accounting (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with any Regulatory Authorities pursuant to the Securities Laws will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with laws applicable to such reports.

                                   ARTICLE 7
                             ADDITIONAL AGREEMENTS

          7.1  Registration Statement; Proxy Statement; Stockholder Approvals.
               --------------------------------------------------------------
NCF shall file the Registration Statement with the SEC, and shall use its best efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or Securities Laws in connection with the issuance of the shares of NCF Common Stock constituting the Stock Consideration upon consummation of the Merger. NCF shall prepare the Registration Statement such that, at the time it becomes effective, it shall in all material respects conform to the requirements of the 1933 Act and the applicable rules and regulations of the SEC. NCF shall advise SBS, promptly after it receives notice thereof, of the time when the Registration Statement becomes effective, the issuance of any stop order, or the request by the SEC for amendment of the Proxy Statement or the Registration Statement. SBS shall furnish all information concerning it and the holders of its capital stock as NCF may reasonably request in connection with such action. SBS shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and the Plan of Merger and such other related matters as its deems appropriate. In connection with the Stockholders' Meeting, (i) NCF and SBS shall prepare a Proxy Statement (which shall be included in the Registration Statement) and mail such Proxy Statement to the stockholders of SBS, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of SBS shall recommend to the SBS stockholders the adoption of this Agreement and the approval of the matters submitted for approval, and (iv) the Board of Directors and officers of SBS shall use their reasonable efforts to obtain the affirmative vote of the number of shares of SBS Common Stock required under the DGCL and the SBS Certificate of Incorporation for adoption of this Agreement under the DGCL and such other stockholder approvals as may be reasonably required to consummate the Merger; provided, however, that the Board of Directors of SBS shall not be required to take any of the foregoing actions if the Board of Directors determines in good faith that taking such action would result in a breach of its fiduciary duties to the SBS stockholders.

          7.2  Exchange Listing.  NCF shall use its reasonable efforts to list,
               ----------------
prior to the Effective Time, on the New York Stock Exchange (or such other principal exchange on which the NCF Common Stock may be traded), subject to official notice of issuance, the shares of NCF Common Stock to be issued to the holders of SBS Common Stock or SBS Options pursuant to the Merger, and NCF shall pay all costs, give all notices, make all filings with the New York Stock Exchange or such other exchange and take all other actions required in connection with the transactions contemplated herein.

          7.3  Applications; Consents.  NCF shall prepare and file, and SBS
               ----------------------
shall cooperate in the preparation and, where applicable, filing of applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from, all Regulatory Authorities in connection with the transactions contemplated hereby as soon as practicable upon their becoming available. The appropriate Party shall seek or make application for and use its reasonable best efforts to obtain all other consents or approvals the failure of which to obtain would have a Material Adverse Effect on either Party or would preclude consummation of the Merger.

          7.4  NCF Filings with State Offices.  Upon the terms and subject to
               ------------------------------
the conditions of this Agreement, NCF and SBS shall execute and file the Articles with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Delaware in connection with the Closing.

          7.5  Agreement as to Efforts to Consummate.  Subject to the terms and
               -------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 8 of this Agreement; provided, however, that nothing herein shall
---------
preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement; provided, however, that nothing in this Section 7.5 shall be construed to obligate NCF to take any action to
        ------------
meet any condition required for it to obtain any Consent if such condition would be unreasonable or constitute a significant impediment upon NCF's ability to carry on its business or acquisition programs or to require NCF to increase its capital ratios to amounts in excess of the Federal Reserve's minimum capital ratio guidelines which may from time to time be in effect.

          7.6  Investigation and Confidentiality.
               ---------------------------------

               (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

               (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party or its advisors or agents concerning its and its Subsidiaries' businesses, operations and financial positions (including any information learned or obtained during any due diligence activities) and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

               (c) Each Party shall give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

          7.7  Acquisition Proposals.  SBS shall not, nor shall it authorize or
               ---------------------
knowingly permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, initiate, solicit, encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiations with any person in furtherance of an Acquisition Proposal, and SBS shall (unless it believes such notification could violate the SBS Board of Directors' fiduciary duties) notify NCF as promptly as practicable, in reasonable detail, as to any inquiries and proposals which it or any of its representatives or agents may receive; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, (i) SBS may furnish or cause to be furnished confidential and non-public information concerning SBS and its businesses, properties or assets to a third party, (ii) SBS may engage in discussions or negotiations with a third party, (iii) following receipt of any Acquisition Proposal, SBS may take and disclose to its stockholders information about the Acquisition Proposal, including, without limitation, its position with respect to such Acquisition Proposal, and/or (iv) following receipt of an Acquisition Proposal, the SBS Board of Directors may withdraw or modify its recommendation of the Merger or terminate this Agreement, but in each event only if and to the extent that the SBS Board of Directors shall determine in good faith, upon the advice of counsel, that such action is required for the Board of Directors to fulfill its fiduciary duties to the SBS stockholders. As used herein, the term "Acquisition Proposal" means: (x) any acquisition or purchase of more than 20% of the equity interest in SBS or any take-over bid or tender offer (including an issuer bid or self tender offer) or exchange offer, consolidation, plan or arrangement, reorganization, consolidation, business combination, sale of substantially all of the assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving SBS (other than the transactions contemplated by this Agreement) or (y) any proposal, plan or intention to do any of the foregoing either publicly announced or communicated to SBS or any agreement to engage in any of the foregoing. The execution of this covenant by SBS constitutes a significant part of the material inducement for NCF to enter into this Agreement.

          7.8  [RESERVED]

          7.9  Tax Treatment.  Each of the Parties undertakes and agrees to use
               -------------
its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify as a "reorganization" within the meaning of
Section 368(a) of the Code for federal income tax purposes.

          7.10 State Takeover Laws.  Each SBS Company shall take any reasonable
               -------------------
steps necessary to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law.

          7.11 Certificate of Incorporation Provisions.  Each SBS Company shall
               ---------------------------------------
take all necessary action to ensure that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any Person under the Certificate of Incorporation, Bylaws, or other governing instruments of any SBS Company (other than their rights pursuant to this Agreement and the Plan of Merger and voting and other similar rights) or restrict or impair the ability of NCF or any of its Subsidiaries to vote, or to exercise the rights of a stockholder with respect to, shares of any SBS Company that may be directly or indirectly acquired or controlled by it.

          7.12 Agreement of Affiliates.  SBS has disclosed in Section 7.12 of
               -----------------------                        ------------
the SBS Disclosure Letter all persons whom it reasonably believes is an "affiliate" of SBS for purposes of Rule 145 under the 1933 Act (the "SBS Affiliates"). SBS shall use its reasonable efforts to cause each SBS Affiliate to deliver to NCF not later than thirty (30) days prior to the Effective Time, a written agreement, substantially in the form annexed as Exhibit 5 to this Agreement. NCF shall be entitled to place restrictive legends upon certificates for shares of NCF Common Stock issued to the SBS Affiliates pursuant to this Agreement and to enforce the provisions of this Section 7.12 and of each such
                                                ------------
affiliate agreement.

          7.13 Employee Benefits and Contracts.  Following the Effective Time,
               -------------------------------
NCF shall provide to officers and employees of the SBS Companies employee benefits under employee benefit and welfare plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the NCF Companies to their similarly situated officers and employees. For purposes of determining eligibility to participate in and vesting under such employee benefit and welfare plans, all such officers and employees shall be given full credit for all prior service as officers or employees of the SBS Companies, and no such officer or employee shall be subject to any waiting period or pre-existing condition limitation pursuant to any NCF health, life or disability insurance plans. Following the Effective Time and until such time as the former SBS Companies employees commence participation in the NCF Companies employee benefit and welfare plans, the benefits to be provided to the former SBS Companies employees shall be the SBS Companies employee benefit and welfare that were provided by SBS to such employees immediately prior to the Effective Time. As of the Effective Time, each former SBS Companies employee who continues as an employee of the NCF Companies shall be credited with vacation leave in an amount not less than the amount of unused SBS vacation leave available to such employee on the date immediately preceding the Effective Time. NCF agrees to honor in accordance with their terms all plans, contracts, arrangements, commitments or understandings disclosed in the SBS Disclosure Letter, including with respect to benefits which vest or are otherwise accrued or payable as a result of the consummation of the transactions contemplated by this Agreement (including, but not limited to, benefits payable to SBS Companies' employees under the SouthBanc Shares, Inc. Employee Severance Compensation Plan). Set forth in SBS's Disclosure Letter in reasonable detail are estimates of the payments and benefits due under the employment agreements for Messrs. Wells, Orr, Hall and Visioli. It is intended by NCF and SBS that the procedures and methodologies used in preparing such estimates shall be followed in determining the actual payments or benefits due under such agreements. NCF acknowledges and agrees that the consummation of the transactions contemplated by this Agreement will constitute a change in control for purposes of the employment or change in control agreements set forth in SBS's Disclosure Letter. With respect to the employment agreements of Messrs. Orr and Visioli, NCF agrees that, SBS and Perpetual Bank may amend the agreements prior to the Effective Time to provide that the payments and benefits due thereunder upon the occurrence of a change in control (as defined in the employment agreements) are due and payable solely by reason of the occurrence of a change in control and without regard to the employment of such individuals with NCF or SBS or any subsidiary thereof after the Effective Time.

          On or before the Effective Time, SBS shall pay annual bonuses for 2001 pro-rated through the Effective Time and make contributions to the SBS ESOP in amounts consistent with past practice.

          Prior to the Effective Time, SBS shall take such action as may be necessary to terminate the Perpetual Bank 401(k) Plan.

          7.14 D&O Coverage. NCF will provide directors' and officers' liability
               ------------
insurance coverage for a period of six years after the Effective Time for SBS's directors and officers with respect to acts or omissions occurring prior to the Effective Time which were committed by such directors and officers in their capacity as such either (i) by purchasing continuation coverage under SBS's current policy, or (ii) by obtaining coverage under NCF's current policy for its directors and officers. Such insurance shall provide at least the same coverage and amounts as contained in SBS's policy on the date hereof.

          7.15 Indemnification.
               ---------------

               (a)  With respect to all claims brought during the period of six
(6) years after the Effective Time, NCF shall indemnify, defend and hold harmless present and former directors, officers, employees and agents of SBS and SBS Companies (the "SBS Entities") (each an "Indemnified Party") against all Liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors, officers, employees or agents of a SBS Entity, or at the request of a SBS Entity, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including transactions contemplated by this Agreement) in the manner and to the same extent provided under the DGCL and the Certificate of Incorporation and Bylaws of SBS as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any SBS Entity or NCF is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between NCF and the Indemnified Party.

               (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 7.15, upon learning of any such Liability or
                      ------------
Litigation, shall promptly notify NCF thereof; provided, however, the failure to so notify NCF shall not affect the obligations of NCF under this Section 7.15
                                                                 ------------
unless and to the extent that NCF is prejudiced as a result of such failure. In the event of any such Litigation (whether arising before or after the Effective
Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties shall advise that there are substantive issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent; and provided further that the Surviving Corporation shall not have any obligation thereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

               The indemnification provided herein shall be in addition to any idemnification rights an indemnitee may have by law, pursuant to the Certificate of Incorporation or by laws of SBS or any of its subsidiaries or pursuant to the terms of any employee benefit plan for which the indemnitee serves as a fiduciary.

               (c) NCF agrees to assume all of the obligations of SBS to provide indemnification and directors' and officers' liability insurance to the former directors of Heritage Bancorp, Inc. to the fullest extent required pursuant to Section 4.12 of the Agreement and Plan of Merger dated as of
            ------------
February 14, 2000 by and between SBS and Heritage Bancorp, Inc.


          7.16 Advisory Board.  For a period of two years from and after the
               --------------
Effective Time or until SouthBank is merged with and into an NCF Subsidiary, whichever is later, NCF shall cause SouthBank to maintain an advisory board of directors consisting of six (6) members, each of whom shall be entitled to attend all regular meetings of the Board of Directors of SouthBank, but shall have no right to vote as a director of SouthBank. Each advisory director shall be paid $1,250 per month.

                                   ARTICLE 8
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

          8.1  Conditions to Obligations of Each Party.  The respective
               ---------------------------------------
obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
                                                                       -------
10.7 of this Agreement:
----

          (a)  Stockholder Approvals.  The stockholders of SBS shall have
               ---------------------
adopted this Agreement as and to the extent required by law or by the provisions of any governing instruments.

          (b)  Regulatory Approvals.  All Consents of, filings and registrations
               --------------------
with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner, which in the reasonable judgment of the Board of Directors of either party would so materially adversely impact the financial or economic benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, either party would not, in its reasonable judgment, have entered into this Agreement.

               (c)  Consents.  Each Party shall have obtained any and all
                    --------
Consents required for consummation of the Merger (other than those referred to in Section 8.1(b) of this Agreement) or for the preventing of any default
-----------------
under any contract or permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

               (d)  Legal Proceedings.  No court or government or regulatory
                    -----------------
authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement and the Plan of Merger.

               (e)  Registration Statement.  The Registration Statement shall be
                    ----------------------
effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approval under state securities laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of NCF Common Stock pursuant to the Merger shall have been received.

               (f)  Exchange Listing.  The shares of NCF Common Stock issuable
                    ----------------
pursuant to the Merger (including any shares issued to satisfy options existing under the SBS Option Plans) shall have been approved for listing on the New York Stock Exchange or such other principal exchange on which shares of NCF Common Stock are traded, subject to official notice of issuance.

               (g)  Tax Opinion.  NCF and SBS shall have received an opinion of
                    -----------
Bass, Berry & Sims PLC, counsel to NCF, dated the Closing Date, to the effect that (a) the Merger constitutes a reorganization under Section 368(a) of the Code, and (b) no gain or loss will be recognized by stockholders of SBS to the extent that they receive shares of NCF Common Stock in exchange for their shares of SBS Common Stock, except that gain or loss may be recognized as to the Cash Consideration and cash received in lieu of fractional share interests. In rendering their opinion, such counsel may require and rely upon representations and agreements, including those contained in certificates of officers of SBS, NCF and others.

          8.2  Conditions to Obligations of NCF.  The obligations of NCF to
               --------------------------------
perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by NCF pursuant to Section 10.7(a) of this Agreement:
                                 ---------------

               (a)  Representations and Warranties.  For purposes of this
                    ------------------------------
Section 8.2(a), the accuracy of the representations and warranties of SBS set
--------------
forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of SBS set forth in Section 4.3 of this Agreement shall be true and correct (except for
         -----------
inaccuracies which are de minimis in amount). The representations and warranties of SBS set forth in Sections 4.20, 4.21 and 4.22 of this Agreement
                               -------------  ----     ----
shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of SBS set forth in this Agreement (including the representations and warranties set forth in Sections
                                                                     --------
4.3, 4.20, 4.21 and 4.22) such that the aggregate effect of such inaccuracies
---  ----  ----     ----
has, or is reasonably likely to have, a Material Adverse Effect on SBS.

               (b)  Performance of Agreements and Covenants.  Each and all of
                    ---------------------------------------
the agreements and covenants of SBS to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

               (c)  Certificates.  SBS shall have delivered to NCF (i) a
                    ------------
certificate, dated as of the Effective Time and signed on its behalf by its president and chief financial officer, to the effect that the conditions of its obligations set forth in Sections 8.2(a) and 8.2(b) of this Agreement have been
                         ---------------     ------
satisfied, and (ii) certified copies of resolutions duly adopted by SBS's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby, all in such reasonable detail as NCF and its counsel shall reasonably request.

               (d)  Legal Opinion.  SBS shall have delivered to NCF an opinion
                    -------------
of Muldoon Murphy & Faucette LLP counsel to SBS, dated as of the Closing Date, addressed to and in form and substance satisfactory to NCF, to the effect that:

                    (i) SBS is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to conduct its business as described in the Proxy Statement.

                    (ii) SouthBank is a federally chartered savings association existing under the laws of the United States, as the case may be, with corporate power and authority to conduct its business as described in the Proxy Statement.

                    (iii) The execution, delivery and performance by SBS of the Agreement and consummation of the transactions contemplated therein do not violate or contravene any provision of the Certificate of Incorporation or Bylaws of SBS or, to such counsel's actual knowledge but without any independent investigation, result in any breach of, or default or acceleration under any mortgage, agreement, lease, indenture, or other instrument, order, judgment or decree to which SBS is a party or by which it is bound.

                    (iv) The Agreement has been duly and validly executed and delivered by SBS, and assuming the Agreement is a binding obligation of NCF, constitutes a valid and binding agreement of SBS enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors'rights generally and subject to the application of equitable principles and judicial discretion.

          Such counsel shall be entitled to rely upon certificates of officers of SBS and upon certificates of public officials as to all factual matters relevant to such opinion, which certificate shall be in form and substance reasonably satisfactory to such counsel. In addition, such opinion shall contain such assumptions, qualifications and limitations as are customary for transactions such as those contemplated by this Agreement.

          8.3  Conditions to Obligations of SBS.  The obligations of SBS to
               --------------------------------
perform this Agreement and the Plan of Merger and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by SBS pursuant to Section 10.6(b) of this
                                                       ---------------
Agreement.

               (a) Representations and Warranties.  For purposes of this Section
                   ------------------------------                        -------
8.3(a), the accuracy of the representations and warranties of NCF set forth in
-----
this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of NCF set forth in Section 5.3 of this Agreement shall be true and correct (except for
         -----------
inaccuracies which are de minimis in amount). The representations and warranties of NCF set forth in Section 5.11 of this Agreement shall be true and
                               ------------
correct in all material respects. There shall not exist inaccuracies in the representations and warranties of NCF set forth in this Agreement (including the representations and warranties set forth in Sections 5.3 and 5.11) such that the
                                            ------------     ----
aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on NCF.

               (b) Performance of Agreements and Covenants.  Each and all of the
                   ---------------------------------------
agreements and covenants of NCF to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

               (c) Certificates.  NCF shall have delivered to SBS (i) a
                   ------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 8.3(a) and 8.3(b) of this
                                           ---------------     ------
Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by NCF's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as SBS and its counsel shall reasonably request.

               (d)  Legal Opinion.  NCF shall have delivered to SBS an opinion
                    -------------
of Bass, Berry & Sims PLC, counsel to NCF, dated as of the Closing Date, addressed to and in form and substance satisfactory to SBS, to the effect that:

                    (i) NCF is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee with corporate power and authority to conduct its business as described in the Registration Statement;

                    (ii) This Agreement and the Plan of Merger have been duly and validly authorized, executed and delivered on behalf of NCF by duly authorized officers or representatives thereof, and (assuming this Agreement is a binding obligation of SBS) constitutes a valid and binding obligation of NCF enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the application of equitable principles and judicial discretion;

                    (iii) The execution, delivery and performance of this Agreement and the Plan of Merger, as appropriate, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate and stockholder action in respect thereof on the part of NCF.

                    (iv) The execution, delivery and performance by NCF of the Agreement do not violate or contravene any provision of the Charter or Bylaws of NCF or, to such counsel's actual knowledge but without any independent investigation, result in any breach of, or default or acceleration under any mortgage, agreement, lease, indenture, or other instrument, order, judgment or decree to which NCF is a party or by which it is bound.

                    (v) The Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the SEC or any state securities or other Regulatory Authority. The Registration Statement and the prospectus included therein, as of the effective date of the Registration Statement, complied in all material respects with the applicable provisions of the 1933 Act.

                    (vi) The shares of NCF Common Stock to be issued in the Merger have been duly authorized and, when issued in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable.

          Such counsel shall be entitled to rely upon certificates of officers of NCF and upon certificates of public officials as to all factual matters relevant to such opinion, which certificate shall be in form and substance reasonably satisfactory to such counsel. In addition, such opinion shall contain such assumptions, qualifications and limitations as are customary for transactions such as those contemplated by this Agreement.

                                   ARTICLE 9
                                  TERMINATION

          9.1  Termination.  Notwithstanding any other provision of this
               -----------
Agreement, and notwithstanding the approval of this Agreement by the stockholders of NCF or SBS, this Agreement and the Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time:

               (a) By mutual consent of the Board of Directors of NCF and the Board of Directors of SBS;

               (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section
                                                                       -------
8.2(a) of this Agreement in the case of SBS and Section 8.3(a) in the case of
------                                          --------------
NCF or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to terminate the Merger under the applicable standard set forth in Section 8.2(a) of this Agreement in the case of SBS and
                      --------------
Section 8.3(a) of this Agreement in the case of NCF;
--------------

               (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section
                                                                       -------
8.2(a) of this Agreement in the case of SBS and Section 8.3(a) in the case of
------                                          --------------
NCF or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach;

               (d) By the Board of Directors of either Party in the event (i) any consent of any Regulatory Authority required for consummation of the Merger shall have been denied by final nonappealable action of such Regulatory Authority or if any such action taken by such Regulatory Authority is not appealed within the time limit for appeal or (ii) the stockholders of SBS fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the DGCL and SBS's Certificate of Incorporation and Bylaws;

               (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by March 31, 2002, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any willful breach of this Agreement by the Party electing to terminate pursuant to this Section
                                                                   -------
9.1(e) and further, if NCF shall have filed all applications necessary to obtain
------
the necessary Consents of banking Regulatory Authorities within sixty (60) days of the date hereof, and if the Closing shall not have occurred because of a delay caused by a bank Regulatory Authority in its review of the application before it, or by the SEC in its review of the Registration Statement to be filed by NCF, then SBS shall, upon NCF's written request, extend the March 31, 2002, date for a reasonable time, in no event less than thirty (30) days nor more than sixty (60) days, in order for NCF to obtain all Consents of bank Regulatory Authorities required and/or all Consents of the SEC and any other securities Regulatory Authorities, and for the expiration of any stipulated waiting periods;

               (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section
                                                                       -------
8.2(a) of this Agreement in the case of SBS and Section 8.3(a) in the case of
------                                          --------------
NCF or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 9.1(e) of this Agreement as the same may be extended
                  --------------
pursuant to Section 9.1(e);
            --------------

               (g) By the Board of Directors of SBS if the SBS Board of Directors determines that, in the exercise of its good faith judgment, termination is required in the exercise of its fiduciary duties to the SBS Record Holders by reason of an Acquisition Proposal being made; or

               (h) By the Board of Directors of SBS, if it determines by a vote of a majority of the members of its entire Board, at any time during the five calendar day period commencing on the Determination Date, if both of the following conditions are satisfied:

                    (1) the Average Closing Price shall be less than the product of (i) 0.85 and (ii) the Starting Price; and

                    (2) (i) the quotient obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "NCF Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.10 from the quotient in this clause (2)(ii) (such number being referred to herein as the "Index Ratio"); subject, however, to the following three sentences. If SBS refuses to consummate the Merger pursuant to this
Section 9.1(h), it shall give prompt written notice thereof to NCF; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned five calendar day period. During the five-day period commencing with its receipt of such notice, NCF shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (1) the product of 0.85, the Starting Price, and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the NCF Ratio. If NCF makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to SBS of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 9.1(h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 9.1(h).

          For purposes of this Section 9.1(h), the following terms shall have the meanings indicated:

          "Average Closing Price" shall mean the average of the daily last sales prices of NCF Common Stock as reported on the New York Stock Exchange (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by NCF) for the 10 consecutive full trading days in which such shares are traded on the New York Stock Exchange ending at the close of trading on the Determination Date.

          "Determination Date" shall mean the later of the date on which (i) the Consent of the Board of Governors of the Federal Reserve System (without regard to any requisite waiting period thereof) to the Merger shall be received by NCF and (ii) the Stockholders' Meeting occurs.

          "Index Price" on a given date shall mean the Keefe Bruyette 50 Bank Stock Index.

          "Starting Date" shall mean the second full trading day after the announcement by press release of the Merger.

          "Starting Price" shall mean the closing price per share of NCF Common Stock as reported on the Nasdaq Stock Market (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by
NCF) on the Starting Date.

          9.2  Effect of Termination.  In the event of the termination and
               ---------------------
abandonment of this Agreement pursuant to Section 9.1 of this Agreement, this
                                          -----------
Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions of this Section 9.2 and Article 10 and Section 7.6(b) of
                                -----------     ----------     --------------
this Agreement shall survive any such termination and abandonment; (ii) a termination pursuant to Sections 9.1(b), 9.1(c) or 9.1(f) of this Agreement
                        --------------   ------    ------
shall not relieve the breaching Party from liability for an uncured willful breach of a representation, warranty, covenant or agreement giving rise to such termination; and (iii) if SBS elects to terminate this Agreement pursuant to
Section 9.1(g), and within fifteen (15) months after such termination, SBS consummates a Competing Transaction with a third party, then SBS shall within two (2) business days of the consummation of the Competing Transaction pay to NCF a topping fee equal to three percent (3%) of the aggregate consideration received by SBS and any SBS Record Holder in the Competing Transaction (the "Topping Fee") in immediately available funds as a payment to compensate NCF for enhanced competitive risks from SBS consummating a Competing Transaction, market risks in announcing the Merger, management time expended in pursuit of the Merger, lost opportunities to consummate other acquisitions, transaction costs and expenses, but not as a penalty or forfeiture.

          9.3  Non-Survival of Representations and Covenants.  The respective
               ---------------------------------------------
representations, warranties, obligations, covenants and agreements of the Parties shall not survive the Effective Time except this Article 9 and Articles
                                                         ---------     --------
1, 2, 3 and 10 and Sections 7.6, 7.12, 7.13, 7.14 and 7.15 of this Agreement.
-  -  -     ---    ------------  ----  ----  ----     ----

                                  ARTICLE 10
                              GENERAL PROVISIONS

          10.1 [RESERVED]

          10.2 Expenses.  Except as otherwise provided in this Section 10.2,
               --------                                        ------------
each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the costs contemplated hereunder, including, filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that NCF shall bear and pay the filing fees payable in connection with the Registration Statement and printing and mailing costs incurred in connection with the printing and mailing of the Proxy Statement.

          10.3 Brokers and Finders.  Other than the engagement of Sandler
               -------------------
O'Neill & Partners, L.P. by SBS, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investments bankers fees, brokerage fees, commissions, or finders fees in connection with this Agreement or the ones contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by SBS or NCF, each of SBS and NCF, as the case may be agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

          10.4 Entire Agreement.  Except as otherwise expressly provided herein,
               ----------------
this Agreement (including the other documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

          10.5 Amendments.  To the extent permitted by Law, this Agreement may
               ----------
be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after stockholder approval of this Agreement and the Plan of Merger has been obtained; provided, that after any such approval by the holders of SBS Common stock, there shall be made no amendment that decreases in any respect the Merger Consideration to be received by the SBS Record Holders. Notwithstanding the foregoing or any other provision contained in this Agreement, in the event NCF shall exercise its rights pursuant to Section 1.8 of this Agreement, SBS shall execute
                                -----------
any amendment reasonably presented in accordance with such section.

          10.6 Publicity.  The Parties shall mutually agree upon a press release
               ---------
to be released no later than the next business day following execution of this Agreement announcing that the Agreement has been executed. The press release shall be in form and substance mutually agreed upon by the Parties; provided, however, that such press release shall contain all information that either Party shall be advised by counsel is necessary to satisfy such Party's obligations under applicable laws, including, without limitation, the federal securities laws and the rules of The Nasdaq Stock Market. The Parties shall consult with each other regarding the form and substance of all subsequent press releases related to the transactions contemplated by the Agreement; provided, however, that notwithstanding the foregoing, neither Party shall be prohibited from making any disclosure of information that such Party shall be advised by counsel is necessary to satisfy such Party's obligations under applicable law, including, without limitation, the federal securities laws and the rules of The Nasdaq Stock Market.

          10.7 Waivers.
               -------

               (a) Prior to or at the Effective Time, NCF, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by SBS, to waive or extend the time for the compliance or fulfillment by SBS of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of NCF under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of NCF.

               (b) Prior to or at the Effective Time, SBS, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by NCF, to waive or extend the time for the compliance or fulfillment by NCF of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of SBS under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of SBS.

               (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

          10.8 Assignment.  Except as expressly contemplated hereby, neither
               ----------
this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other

Party; provided, however, NCF may assign all of its rights hereunder to any other wholly owned Subsidiary whether now existing or hereafter acquired or organized. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

          10.9   Notices. All notices or other communications which are required
                 -------
or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage prepaid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     If to NCF:               National Commerce Financial Corporation
                              One Commerce Square
                              Memphis, Tennessee 38150
                              Attention: Charles A. Neale
                              Vice President and General Counsel
                              Fax: (901) 523-3303
                              Telephone: (901) 523-3372

     With a copy to:          Bass, Berry & Sims PLC
                              100 Peabody Place, Suite 900
                              Memphis, Tennessee 38103
                              Attention: John A. Good, Esq.
                              Fax: (901) 543-5999
                              Telephone: (901) 543-5901

     If to SBS:               SouthBanc Shares, Inc.
                              907 North Main Street
                              Anderson, South Carolina 29691
                              Attention: Robert W. Orr
                              President and Chief Executive Officer
                              Fax: (864) 260-3662
                              Telephone: (864) 260-5211

     With a copy to:          Muldoon Murphy & Faucette LLP
                              5101 Wisconsin Ave., NW
                              Washington, DC 20016
                              Attention: Paul M. Aguggia, Esq.
                              Fax: (202) 966-9409
                              Telephone: (202) 686-4917

          10.10  Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws.

          10.11  Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

          10.12  Captions.  The captions contained in this Agreement are for
                 --------
reference purposes only and are not part of this Agreement.

          10.13  Interpretation.  Neither this Agreement nor any uncertainty or
                 --------------
ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

          10.14  Enforcement of Agreement.  The Parties hereto agree that
                 ------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          10.15  Attorneys' Fees.  If any Party hereto shall bring any action at
                 ---------------
law or in equity to enforce its rights under this Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

          10.16  Severability.  Any term or provision of this Agreement which is
                 ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          10.17  Remedies Cumulative.  All remedies provided in this Agreement,
                 -------------------
by Law or otherwise, shall be cumulative and not alternative.

     IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Agreement or has caused this Agreement to be executed and delivered in its name and on behalf by its representatives thereunto duly authorized, all as of the date first written above.

                              SOUTHBANC SHARES, INC.


                              By: /s/ Robert W. Orr
                                 ------------------------------------------
                                 Robert W. Orr
                                 President and Chief Executive Officer

ATTEST:



/s/ Sylvia B. Reed
-------------------------------
Secretary


(Corporate Seal)


                              NATIONAL COMMERCE FINANCIAL CORPORATION


                              By: /s/ Sheldon M. Fox
                                 ------------------------------------------
                                 Sheldon M. Fox
                                 Chief Financial Officer

ATTEST:


/s/ David T. Popwell
-------------------------------
David T. Popwell, Secretary


(This corporation has no seal)